AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 2005
                           REGISTRATION NO. 333-115433
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM SB-2/A
                        (POST-EFFECTIVE AMENDMENT NO. 5)
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           RS GROUP OF COMPANIES, INC.
                 (Name of small business issuer in its charter)

         FLORIDA                          7389                  65-1082128
(State or other jurisdiction       (Primary Standard         (I.R.S. Employer
     of incorporation          Industrial Classification      Identification
     or organization)                 Code Number)               Number)

                        200 YORKLAND BOULEVARD, SUITE 200
                        TORONTO, ONTARIO, CANADA M2J 5C1
                                 (416) 391-4223
          (Address and telephone number of principal executive offices)

                                  JOHN HAMILTON
                             CHIEF EXECUTIVE OFFICER
                        200 YORKLAND BOULEVARD, SUITE 200
                        TORONTO, ONTARIO, CANADA M2J 5C1
                                 (416) 391-4223
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                              LAWRENCE COHEN, ESQ.
                               FOX ROTHSCHILD LLP
                           997 LENOX DRIVE, BUILDING 3
                         LAWRENCEVILLE, NEW JERSEY 08648
                                 (609) 896-4574


      APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time, at the discretion of the selling shareholders, after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
        Title of Each Class of                  Amount to be   Maximum Aggregate   Maximum Aggregate        Amount of
   Securities to be Registered (1)             Registered (1)    Offering Price      Offering Price     Registration Fee
                                                                 Per Share (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share........    22,650,000 (3)       $1.06            $24,009,000         $3,549.06 (4)
------------------------------------------------------------------------------------------------------------------------

----------
  (1) Pursuant to Rule 416 promulgated under the Securities Act there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of our Common Stock purchase warrants.
  (2) Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices of our Common Stock on July 16, 2004, as reported over-the-counter on the OTC Bulletin Board by the Nasdaq Stock Market, Inc., of $1.04 and $1.07, respectively.
  (3) These 22,650,000 shares include: 1,200,000 shares held directly by certain selling stockholders, 10,725,000 shares issuable upon conversion of Series B Convertible Preferred Shares held directly by certain selling stockholders, and 5,362,500 shares to be issued upon the exercise of Series B-1 Common Stock Purchase Warrants with an exercise price of $1.50 and 5,362,500 shares to be issued upon the exercise of Series B-2 Common Stock Purchase Warrants with an exercise price of $2.25 issued to certain of the selling stockholders.
  (4)   Previously paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                                    Filed Pursuant to Rule 424B3
                                                     Registration No. 333-115433

Preliminary Prospectus, Subject to Completion, Dated July 8, 2005

                                   PROSPECTUS

                        22,650,000 SHARES OF COMMON STOCK

                           RS GROUP OF COMPANIES, INC.

                             -----------------------

         We have prepared this Prospectus to allow certain of our current stockholders (referred to throughout this Prospectus as "selling stockholders") to sell, from time to time after the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission, up to 22,650,000 shares of our Common Stock, no par value (the "Common Stock"). We are not selling any shares of our Common Stock under this Prospectus. The shares of Common Stock that we are registering for resale include: (i) 10,725,000 shares to be issued to certain selling stockholders upon such selling stockholders' conversion to our Common Stock of shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") currently outstanding, (ii) 5,362,500 shares to be issued to certain selling stockholders upon the exercise of Series B-1 Common Stock Purchase Warrants (the "Series B-1 Warrants") with an exercise price of $1.50, (iii) 5,362,500 shares to be issued upon the exercise of Series B-2 Common Stock Purchase Warrants (the "Series B-2 Warrants" and, collectively with the Series B-1 Warrants, the "Warrants") with an exercise price of $2.25, and (iv) 1,200,000 shares issued to certain of the selling stockholders. As of the date of this Prospectus, none of the Series B Preferred Stock shares have been converted into Common Stock and none of the Warrants have been exercised for purchase of Common Stock.

         The selling stockholders may sell the Common Stock being offered by this Prospectus from time to time (directly or through agents or dealers) on terms to be determined at the time of sale. The prices at which the selling stockholders may sell their shares may be determined by the prevailing market price for the shares or in negotiated transactions.

         The selling stockholders will receive the proceeds from the sales made under this Prospectus -- we will receive no part of the proceeds of the sale of the Common Sock on conversion of the Series B Preferred Stock. If all of the Warrants are exercised, we will receive $8,043,750 from the sale of the Series B-1 Warrants (each warrant with an exercise price of $1.50) and $12,065,625 from the sale of the Series B-2 Warrants (each warrant with an exercise price of $2.25), for total proceeds of $20,109,375. We will use these proceeds for general corporate purposes. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.


         Our Common Stock is quoted on the OTC Bulletin Board(R) by The National Association of Nasdaq Stock Market, Inc.(R) under the symbol "RSGC.OB." On June 21, 2005, the last reported sale price of our Common Stock on the OTC Bulletin Board was $0.45 per share.


                             -----------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
           SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                             -----------------------

         NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             -----------------------
                   The date of this Prospectus is July __, 2005

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary.............................................................1

The Offering...................................................................1

Special Note Regarding Forward-Looking Statements..............................2

Risk Factors...................................................................3

Use of Proceeds................................................................7

Description of Business........................................................7

Property......................................................................13

Legal Proceedings.............................................................13

Market For Common Stock; Dividend Policy......................................13

Description of Securities.....................................................14

Selling Stockholders..........................................................16

Series B Private Placement Completed On April 28, 2004........................17

Registration Rights...........................................................17

Selling Stockholders Table....................................................18

Voting And Investment Control................................................ 20

Plan of Distribution......................................................... 21

Dilution..................................................................... 23

Management's Discussion and Analysis of Financial Condition
  and Results of Operations ................................................. 23

Directors, Executive Officers, Promoters And Control Persons................. 31

Compensation of Directors and Executive Officers............................. 34

Security Ownership of Certain Beneficial Owners And Management............... 34

Indemnification of Directors and Officers.................................... 36

Certain Relationships and Related Transactions............................... 37

Transfer Agent............................................................... 37

Available Information........................................................ 37

Legal Matters................................................................ 37

Experts...................................................................... 37

Prospectus Delivery.......................................................... 37

Index To Financial Statements................................................F-1

                             -----------------------

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.

         Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this Prospectus speaks only as of the date of this Prospectus unless the information specifically indicates that another date applies.

         This Prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This Prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of what we discuss in this Prospectus. In making a decision to invest in the Common Stock, you must rely on your own examination of our company and the terms of the offering and the Common Stock, including the merits and risks involved.

         We are not making any representation to you regarding the legality of an investment in the Common Stock by you under any legal investment or similar laws or regulations. You should not consider any information in this Prospectus to be legal, business, tax or other advice. You should consult your own attorney, business adviser and tax adviser for legal, business and tax advice regarding an investment in the Common Stock.

         Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), the selling stockholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of the shares, such selling stockholders, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M also prohibits any bid or purchase for the purpose of pegging, fixing or stabilizing the price of the Common Stock in this offering.

                             -----------------------

         In this Prospectus, "RS Group of Companies, Inc.," the "Company," "we," "us" and "our" refer to RS Group of Companies, Inc. and its subsidiaries, taken as a whole, unless the context otherwise requires.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

         The following summary highlights certain material aspects of the offering for resale of common stock by the selling stockholders covered by this prospectus but may not contain all of the information that is important to you. You should read this summary together with the more detailed information regarding the Company, its Common Stock and its financial statements and notes to those statements appearing elsewhere in this prospectus, including the "Risk Factors" beginning on page 3.

                                  THE OFFERING

         Issuer: RS Group of Companies, Inc. (the "Company" which may be referred to as "we," "us," or "our").

         Description of Business: The Company, a corporation formed under Florida law with its headquarters in Toronto, Canada, is a holding company for an integrated group of insurance and finance-related businesses and affinity program managers. The Company has developed and is implementing a strategy to design, structure and sell a broad series of pass-through risk, specialty insurance and reinsurance platform products throughout North America.


         Securities Offered: This Prospectus relates to the resale, from time to time, by certain selling stockholders of the Company of up to 22,650,000 shares of our Common Stock, in connection with the resale of: (i) up to 10,725,000 shares of our Common Stock which may be issued upon conversion of shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") that were issued in a private placement that closed on April 28, 2004 (the "Series B Private Placement"); (ii) up to 10,725,000 shares of our Common Stock which may be issued upon the exercise of certain warrants issued in connection with the Series B Private Placement (up to 5,362,500 shares of Common Stock issuable upon the exercise of outstanding three year Series B-1 Common Stock purchase warrants having an exercise price of $1.50 per share and up to 5,362,500 shares of Common Stock issuable upon the exercise of outstanding three year Series B-2 Common Stock purchase warrants having an exercise price of $2.25 per share); and (iii) 500,000 shares of Common Stock issued to Ardent Advisors, LLC and 700,000 shares of Common Stock issued to The Del Mar Consulting Group, Inc. for their respective consulting services and as a "finder's fee" for introducing investors to the Company.


         Plan of Distribution: The selling stockholders may sell shares of the Company's Common Stock in the public market or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of Common Stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution."

         OTC Bulletin Board Symbol: RSGC.OB

         Use of Proceeds: We will not receive any of the proceeds from the sale by any selling stockholder of the Common Stock. Certain selling stockholders may exercise their three-year Common Stock purchase warrants (Series B-1 at an exercise price of $1.50 per share and Series B-2 at an exercise price of $2.25 per share). If all of the Warrants are exercised, we will receive $8,043,750 from the sale of the Series B-1 Warrants (each warrant with an exercise price of $1.50) and $12,065,625 from the sale of the Series B-2 Warrants (each warrant with an exercise price of $2.25), for total proceeds of $20,109,375. We will use the funds received from the exercise of these Warrants for general corporate purposes.

         Offering Price: To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.


Risk Factors:              An investment in our Common Stock is subject
                           to significant risks. You should carefully consider the information set forth in the "Risk Factors" section on page 3 of this Prospectus as well as other information set forth in this Prospectus, including our financial statements and related notes.


Terms of the Sale:         To be determined at the time of the sale.


Total Shares of Our Common Stock Outstanding as of June 7, 2005:  26,519,530


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         We have made statements under the captions "Risk Factors," and in other sections of this Prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Except for historical facts, the statements in this Prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, or anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the section entitled "Risk Factors." You should specifically consider the numerous risks outlined under "Risk Factors." Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness or any of these forward-looking statements. We urge readers to review carefully the risk factors described in this Prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

         WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, NEW EVENTS OR ANY OTHER REASON, OR REFLECT ANY EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROSPECTUS OR THE DATE OF ANY APPLICABLE PROSPECTUS SUPPLEMENT OR THE DATE OF DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS THAT INCLUDE FORWARD-LOOKING STATEMENTS.











--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the following risks actually occur, our business could be materially and adversely affected. In those cases, the trading price of our common stock could decline and you may lose all or part of your investment.

         We have identified the following risks that could affect our company and have implemented appropriate mitigation strategies to protect our stockholders.

RISKS RELATED TO OUR BUSINESS

         We will be required to become licensed by the insurance regulators in each jurisdiction in the United States and Canada that we select to conduct our insurance business. Accordingly, our objective of having our requests for licensing approved in a prompt manner is subject to the procedures, infrastructure and staff capacities of such insurance regulators. We are required to comply with a complex set of rules and regulations that often vary from state to state and country to country. If we fail to comply with these rules and regulations, we, our subsidiaries and affiliates, any insurance company doing business with us, our officers, or agents with whom we contract could be subject to various sanctions, including censure, fines, a cease-and-desist order or other penalties. This risk, as well as changes in the regulatory climate or the enforcement or interpretation of existing law, could require changes to our business or otherwise harm our business. In order to mitigate the risk of regulatory delay, we have structured our consumer insurance products, especially the RentShieldTM program, so that they are part of a suite of services subscribed to by our members. Because we purchase insurance protection to transfer 100% of the risk of the rental guarantee, we are not required to obtain an agency license in most jurisdictions. However, new legislation may be passed and regulations imposed in various jurisdictions that might negatively impact our business operations and economics of our programs, and may subject our products and services to increased regulatory oversight.

         When an insurance underwriter wishes to withdraw from a market it will typically give the client approximately one year's notice to replace its underwriting commitment. If a company is heavily committed to one underwriter this can be devastating. We have built our retail underwriting capacity upon multiple sources of underwriting support to attempt to reduce the impact of this possibility. However, no assurance can be given that a withdrawal by one or more of our underwriters will not have a material effect.

         Traditional catastrophic exposures, such as windstorm, fire and terrorism, are excluded from policies written under the RentShieldTM program. Our credit default insurance, like many insurance products, is subject to unpredictable risks that could result in catastrophic losses. For example, the economy of a given geographic area may suddenly enter a recessionary period resulting in a sudden rise in rental defaults. Our product line will be spread among diverse geographic, economic and industrial sectors throughout North America and Europe in an effort to reduce this risk exposure, but we can give no assurance that we will be successful in reducing such risk.

         Unpaid claims and claim adjustment expenses with respect to our insurance products represent our best estimate of amounts necessary to settle all outstanding claims, including claims that are incurred but not reported as of the reporting date. Our reserve projections are based primarily on detailed analysis of the facts in each case, experience with similar cases and various historical patterns. Consideration is given to such historical patterns as field reserving trends and claims settlement practices, loss payments, inflation, reinsurance program changes, pending levels of unpaid claims and product mix, as well as court decisions, economic conditions and public attitudes. The process of establishing loss reserves is complex and imprecise because it is subject to variables that are influenced by significant judgmental factors. Establishing loss reserves, including loss reserves for catastrophic events that have occurred, is an estimation process. Many factors can ultimately affect the final settlement of a claim and, therefore, the necessary reserve. Changes in the law, litigation results, rental prices, and other factors can all affect the ultimate claim costs. In addition, time can be a critical factor in reserving determinations, since the longer the span between the incidence of a loss and the payment or settlement of the claim, the more variable the ultimate settlement can be. Inadequate reserves, whether through our internal miscalculations or through external factors, may negatively impact our business and may also trigger a failure on our part to comply with regulatory requirements that may limit or eliminate our ability to conduct business in certain jurisdictions.

         We attempt to limit risk of loss through the practice of reinsurance. The availability and cost of reinsurance protection is subject to market conditions, which are outside of our control. As a result, we may not be able to successfully reduce risk through these arrangements. In particular, recent tightening of availability in the reinsurance market has led to increased prices and/or less favorable terms during the renewal of some of our existing reinsurance agreements. In addition, we are subject to credit risk with respect to our reinsurance because the ceding of risk to reinsurers does not relieve us of our obligation as primary insurer to our customers. We may also experience difficulties in the future in recovering material reinsurance receivables under our reinsurance if one or more reinsurers suffers a financial downturn or ceases doing business.

         In a significant economic downturn, people tend to allocate their resources to more essential goods and services to address more immediate needs. It may become more difficult for consumers to afford insurance premiums and the purchase of insurance may even be perceived as a luxury to some consumers. Even if there may be little immediate effect on our products, we will attempt to deploy our products and services on a broad regional basis in order to diversify our risks and mitigate the effect of an economic downturn. There is no assurance that we can accomplish such diversification and mitigation nor can we be certain that a major economic downturn could be offset by geographic diversification. Accordingly, a significant downturn in the United States, North American and/or international economy could, have a material adverse effect on our business, financial condition and prospects.


         Poor demand for our products and services could have a significant negative impact on our business and prevent us from attaining our goals. There can be no assurance that the appeal of our products and demand as expressed in selective marketing surveys is widespread.


         We face competition which could result in lower revenues. Currently, there is no competition that we are aware of in our particular product sectors, particularly the rental guarantee program and timeshare cost protection affinity program. However, we expect to see increased competition from several other companies, including large, well capitalized international ones. We have taken steps, including, but not limited to, pursuing strategic alliances and negotiations for joint ventures in order to protect current and projected market share, should competitors enter the market place. However, there is no assurance that such efforts will be successful.


         We have a history of operating losses. We had an operating profit in 2004 but cannot predict if we will continue to achieve profitability. If we experience significant or continued losses, an investment in our common stock will be at risk of being lost.


         We may be unable to obtain additional capital required to fund our operations and finance our growth. The development of programs will require additional capital. Our business plan is to acquire additional revenue-producing assets in the insurance sector, both domestically and abroad. We may seek capital through the issuance of additional equity or take on debt if the terms are appropriate. While our strategy is to acquire companies or enter into mergers, acquisitions or joint ventures with revenue-generating and profitable entities, we may be unable to obtain additional funds in a timely manner or on acceptable terms. This would render us unable to fund operations or expand our business. If we are unable to obtain capital when needed, we may have to restructure our business (which may include divesting of certain assets or abandoning certain sectors of the insurance lines in which we currently or intend to specialize) or delay or abandon our development and expansion plans.

Although we have been successful in the past in obtaining equity financing for working capital and capital expenditures, we will have ongoing capital needs as we expand our business. If additional funds are raised through the sale of equity or convertible securities, your ownership percentage of our common stock may be reduced. In addition, these transactions may dilute the value of the common stock. We may have to issue securities that have rights, preferences and privileges that are senior to the common stock. If additional funding is sought through the issuance of debt securities or to secure borrowings, the terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand.


         The business resulting from our acquisition of Canadian
Intermediaries and our minority holding in Dashwood is highly dependent on the maintenance of coverholder and broker status with Lloyd's of London. Our brokerage activities will be impacted by a loss of Lloyd's coverholder status. Under the terms of the coverholder agreement, the agreement can be cancelled or terminated under a variety of circumstances including cancellation without prejudice by Lloyd's with sixty days notice. Although we believe that it is unlikely that the agreement will be cancelled or terminated, such cancellation of termination could negatively affect our financial position and results of operations.


         Future acquisitions of or combinations with other companies may result in disruptions to our business and create additional expenses. We acquired Canadian Intermediaries and a minority holding in Dashwood, and are in the process of reviewing several other potential acquisition or joint venture candidates as well as exploring mergers or other combinations with other entities. If we determine that it is in our best interest to build our business through acquisitions, acceptable acquisition candidates may not be available in the future or may not be available on terms and conditions acceptable to us. Further, acquisitions involve numerous risks, including among others, difficulties and expenses incurred in the consummation of acquisitions and assimilation of the operations, personnel and services and products of the acquired companies. Additional risks associated with acquisitions include the difficulties of operating new businesses, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired company. If acquired businesses are not successfully integrated, our financial position and results of operations may suffer.


         We may be unable to consummate the proposed combination with Strategy International Insurance Group, Inc. On December 16, 2004, we announced that we intend to enter into an agreement with Strategy that may result in our becoming a wholly-owned subsidiary of Strategy International Insurance Group, Inc. Strategy is a holding company whose primary operations are conducted through its subsidiary, Strategy Insurance Limited, a Barbados-formed and licensed provider of specialty lines of insurance, reinsurance and structured risk underwriting, focusing on credit risk and credit enhancement. The parties are currently negotiating the specific structure and consideration for the proposed combination. On May 25, 2005, we entered into a letter of Intent with Strategy, which confirmed Strategy's intent to acquire all of our outstanding equity securities and may in our becoming a wholly-owned subsidiary of Strategy.
It is anticipated that Strategy will offer $1.75 per share for our common stock, subject to adjustment based upon the completion of a vluation report and receipt of a fairness opinion. To date, however, no formal agreement between Strategy and us has been reached. We cannot be certain that we will reach an agreement with Strategy or that the terms of such agreement will be acceptable to our stockholders.


         If the proposed combination with Strategy is consummated, we may be unable to successfully integrate our operations with Strategy's. In the event the proposed combination is consummated, both we and Strategy believe that combining our resources will allow us to pursue new revenue opportunities, while optimizing administrative economies of scale and investment decisions across our companies. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management's time and energy and could materially adversely affect our business. The proposed combination involves the integration of two companies that previously operated independently. There may be substantial difficulties, costs and delays involved in the integration of the two companies, including: the necessity of coordinating geographically separated organizations, systems and facilities; distracting management from day-to-day operations; an inability to achieve synergies as planned; and costs and delays in implementing common systems and procedures. The diversion of management's attention and any delays or difficulties encountered with the proposed combination and the integration of our respective operations could have an adverse effect on the business, financial condition, operating results and prospects of the combined company after the combination, and could impair the combined company's ability to realize the anticipated benefits of the combination.

         If we cannot effectively manage our anticipated growth, our business may suffer. If we pursue greater current market shares and potential new market opportunities, such expansion of our operations is expected to place a strain on our personnel, management, financial and other resources. To manage our growth effectively, we must, among other things: successfully attract, train, motivate and manage a larger number of employees for product development, administrative, sales and customer support activities; control higher working capital requirements; seek to acquire or enter into joint ventures with companies that have self-sustaining operations that will not place strains on our management and resources; and improve the efficiencies within our operating, administrative, financial and accounting systems, procedures and controls. If growth is not properly managed, we may incur unnecessary expenses and the efficiency of our operations may decline.

         We will need to expand our internal sales, marketing and distribution capabilities or engage a significant outside partner. We currently have a small marketing and sales team in our organization and we will need to attract additional qualified and experienced marketing and sales personnel. If this recruitment effort does not successfully address our marketing needs, we may have to secure a strategic partner who is able to bring us substantial marketing resources to achieve wider acceptance for our insurance products and services. The inability to expand the size and quality of our sales and marketing force and/or partner with an institution that has the sales skills and experience we will need may negatively impact our business, financial condition and prospects.

         We may be unable to hire and retain the skilled personnel we need to maintain or expand our operations. Every enterprise faces potential attrition problems. To maintain our current business as well as accomplish our objective to grow, we must attract and retain highly skilled managerial, sales and marketing, actuarial and product development personnel. If we fail to attract and retain the necessary personnel, we may be unable to achieve our current business objectives or achieve growth and may lose our competitive position, which could lead to a significant decline in net revenues. We face significant competition for these skilled professionals from other companies, academic institutions, government entities and other organizations.

         Our success depends on the services of our executive officers and key employees. Our future success depends to a significant degree on the skills and efforts of our Chairman of the Board and Chief Executive Officer, John Hamilton. If Mr. Hamilton' services were lost, our business and operating results could be adversely affected. We also depend on the ability of our other executive officers and members of senior management to work effectively as a team. The loss of one or more of our executive officers or senior management members could impair our ability to manage our business effectively.

         Corporate governance requirements are likely to increase our costs and make it more difficult to attract qualified directors. We are subject to corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as rules adopted pursuant to that legislation by the SEC. We expect that these and other new laws, rules and regulations will increase our legal and financial compliance costs and make some activities more difficult, time consuming and costly. We also expect that new regulatory requirements will make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to obtain coverage. These new requirements are also likely to make it more difficult for us to attract and retain qualified individuals to serve as members of our board of directors or committees of the board that may be established by the board, particularly the audit committee.

         As our operations expand into the international sector, we will face political, legal, operational and other risks not encountered by our U.S. operations. Risks of discriminatory regulation, nationalization or expropriation of assets, price controls and exchange controls or other restrictions could prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies it holds into U.S. dollars or other currencies. In addition, we will rely on local sales forces in these countries and may encounter labor problems resulting from workers associations and trade unions in some countries. Our foreign insurance operations generally will write policies denominated in local currencies and in large part invest in local currencies. Although investing in local currencies limits the effect of currency exchange rate fluctuation on local operating results, fluctuations in such rates affect the translation of these results into our financial statements and could have a material adverse effect on our business, financial condition or results of operations. Furthermore, emerging foreign markets can be subject to severe economic and financial disruptions, including significant devaluations of their currencies and low or negative growth rates in economies.

RISKS RELATED TO OUR COMMON STOCK

         We may issue additional shares of capital stock that could dilute the value of your shares of common stock. We are authorized to issue both Common and Preferred Stock. Our capital stock consists of 100,000,000 authorized shares of common stock, no par value, and 87,725,000 authorized shares of Preferred Stock, which consists of 75,000,000 authorized shares of Series A Convertible Preferred

Stock, no par value, and 12,725,000 authorized shares of Series B Convertible Preferred Stock, no par value. The Series A Convertible Preferred Stock is convertible into common stock at a rate of one share of common stock for every two shares of Series A Convertible Preferred Stock. The Series B Preferred is convertible into common stock at a rate of one share of Common Stock for every one share of Series B Convertible Preferred Stock (subject to adjustments to the conversion price, currently $.80 per share, resulting from dividends, splits, and other factors). Three-year common stock purchase warrants were issued in two series, Series B-1 Warrants and Series B-2 Warrants, by us as of April 28, 2004. If all of these warrants are exercised, they will be exchanged for a total of 10,725,000 shares of Common Stock. In light of the need for additional financing, we may authorize and issue shares of Common Stock at below current market prices or additional convertible securities that could dilute the earnings per share and book value of investors' shares of common stock.

         We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future. We have not paid dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

         Our Common Stock is thinly traded in comparison to companies with greater market capitalization. We have experienced more volatility than most higher priced stocks. As a result, large sell trades, negative news and general economic pressures on the stock market can have an impact on the price of the common stock that is more pronounced than securities of other issuers with larger listed stock volume or higher prices per share. If stockholders seek to sell their shares in a thinly traded stock, it may be difficult to obtain the price desired. Further, our common stock has a limited float. A large percentage of the outstanding common stock is held by management and insiders, so the float is limited and the stock is much less liquid.

                                 USE OF PROCEEDS

         The shares of Common Stock offered by this Prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of Common Stock shares by the selling stockholders. We will receive proceeds from the exercise of the Series B-1 Warrants and Series B-2 Warrants. If all of the Warrants are exercised, we will receive $8,043,750 from the sale of the Series B-1 Warrants (each warrant with an exercise price of $1.50) and $12,065,625 from the sale of the Series B-2 Warrants (each warrant with an exercise price of $2.25), for total proceeds of $20,109,375. These proceeds will be used for general corporate purposes and an undetermined portion may be used, in part or in whole, to fund acquisitions. For information about the selling stockholders, see "Selling Stockholders."

                             DESCRIPTION OF BUSINESS


         RS Group of Companies, Inc. is a holding company for an integrated group of insurance and finance-related businesses and affinity program managers. We have developed and are implementing a strategy to design, structure and sell a broad series of pass-through risk, specialty insurance and reinsurance platform products throughout North America.

         We are the successor, through a share exchange that occurred on April 24, 2003, to E-Hobby Network, Inc., a corporation that was formed under Florida law on January 3, 2001. Our name was changed to "Rent Shield Corp." on April 8, 2003 and changed again to "RS Group of Companies, Inc." on April 23, 2004.
The exchange of shares was made with Rent Gard Corporation, a privately-held corporation formed under Florida law. Prior to the share exchange, and after giving effect to a 3-1 forward split (the record date for the stock split was April 22, 2003 with a payment date of April 29, 2003), we had 66,228,600 shares of common stock issued and outstanding and no preferred shares issued and outstanding.

         We issued 60,000,000 shares of Series A Preferred Stock to Rent Gard stockholders in exchange for all the issued and outstanding common stock of Rent Gard. This share exchange was effected as a nonpublic offering in reliance upon the exemption from registration under Section 4(2) of the Securities Act. As a result, Rent Gard became our wholly-owned subsidiary.

         We have positioned ourselves as a pass-through risk solution provider of various credit related products. In November 2003, through our wholly-owned subsidiary, Rent Gard, and pursuant to a services agreement between Rent Gard and Rent Shield America Service Corporation, we introduced RentShield(TM) (www.rentshield.com), a residential rental guarantee program being offered to North America's $300 billion residential real estate market. The Rent Gard/Rent Shield America services agreement terminated on March 1, 2004 when we acquired all of the outstanding shares of Rent Shield America and the rights granted under the agreement in exchange for the issuance of 1,000,000 shares of our common stock to Rent Shield America's owner. The RentShield(TM) product is being marketed to real estate landlords in North America, with the objective of reducing the financial risk inherent in property management.

         We intend to continue our efforts to develop the practice of introducing financial guarantee programs in other areas, including construction and real estate development, offering future value guarantee insurance, and providing mortgage insurance for the residential market. We are currently engaged in discussions and contract negotiations with other insurance and reinsurance companies relating to possible strategic marketing partnerships and enhanced insurance-backed product offerings.

         In November 2003, we entered into a Share Purchase Agreement for the acquisition of Canadian Intermediaries Limited, a Lloyd's of London Coverholder that was 100% owned by Stephen Stonhill, a Director of RS Group (a "Coverholder" is a person authorized by Lloyd's to accept or to issue insurance documents evidencing the acceptance of risks on behalf of Lloyd's underwriting agents). This acquisition closed on April 29, 2004. We acquired, in a private placement transaction, all of Mr. Stonhill's Canadian Intermediaries shares, for $2,500,000 in cash and 1,667,000 shares of our common stock.

         Value Guaranteed Vacations Inc., a corporation formed under the laws of the Province of Ontario, Canada, was acquired by us on October 1, 2004 from our chief executive officer and director, John Hamilton, for the forgiveness of $101,291 debt owed to us by VGV in exchange for all of VGV Inc.'s outstanding common stock. VGV Inc. has developed an affinity program that offers as one of many of its benefits, protection to vacation property timeshare owners against the depreciation of their timeshare ownership interests. The VGV(TM) Club offers owners of timeshare units offered by timeshare developers that have contracted with VGV Inc. a 10 year guarantee of the value of the timeshare at the date of purchase, as well as a no fee credit card and travel related discounts including AIG travel insurance while at their timeshare. This membership program is being marketed to large timeshare developers and promoters who will in turn offer the program to existing and prospective timeshare owners.

         A developer who participates in the program will pay VGV Inc. a program fee of 25% of the sales price of the unit, which is embedded into the price paid by the timeshare owner. There is also a mandatory 5% membership fee per unit charged to the timeshare owner. If the timeshare owner maintains participation as a VGV(TM) Club Member for 10 years, the timeshare owner will receive the option of (i) redeeming the property for the original purchase price (excluding all VGV(TM) Club membership fees and all applicable taxes), or (ii) extending their membership in the program for an additional 5 or 10 years for a minimal cost.


         On May 2, 2005, we announced that VGV, Inc. successfully launched its timeshare affinity program in the Carriage Ridge Resort located in Barrie, Ontario and its Harbor Vacations Club located in San Diego, California, both affiliates of Shell Vacations LLC, one of the largest independent vacation ownership developers.

         Additional revenue is anticipated through the usage of credit cards by VGV(TM) Club Members. VGV Inc. has arranged for MasterCards to be offered to VGV(TM) Club Members in the United States a pre-approved, no annual fee credit card.

         Shield Financial Services, another of our subsidiaries, has entered into an exclusive 10 year agreement with VGV Inc. to provide all insurance requirements in support of the VGV(TM) Club. With respect to the VGV(TM) Club program, we have engaged an independent consulting firm based in the U.S. that specializes in marketing to the timeshare industry. The consulting agreement will pay commissions to the consultant in return for its generation of new Members.


         On September 15, 2004 Shield entered into a Memorandum of Understanding with Initiatives Canada Corporation, Canadian Literacy Initiatives, Silver City Trading Corporation and ICC Initiatives Corporation, each a company formed under the laws of Ontario, Canada, to provide brokerage services to find and arrange underwriting services. On October 15, 2004, Shield entered into a Services Agreement with Initiatives Canada Corporation and Canadian Literacy Initiatives. Canada providing a charitable donation program with benefits for both Canadian-based registered charities and participating Canadian Taxpayers. We were engaged to provide certain administrative services in support of the donation program offered by Initiatives Canada and Canadian Literacy Initiatives.



         On January 7, 2005, we completed the acquisition of 49% of the issued share capital of Dashwood, Brewer & Phipps Ltd., a Lloyd's Insurance Broker in London, England. In exchange for 393,447 Ordinary Shares of
Dashwood, owned in various amounts by certain Dashwood stockholders, we paid such stockholders their respective pro rata share of an aggregate amount of 1,475,426 pounds sterling (approximately US$2,800,000).


         We expect to recoup the cost of this investment in Dashwood by placing insurance through Dashwood in amounts sufficient to generate substantial brokerage commissions for Dashwood. Since we are entitled to receive in 49% of Dashwood's profits, we will effectively recapture 49% of our brokerage expenses that would have been paid to non-related brokers on insurance derived from our business lines that we intend to place through Dashwood.


         The investment in Dashwood is carried at equity, and adjusted for our proportionate share of Dashwood's undistributed earnings or losses.


         On April 28, 2004, we closed a private placement (pursuant to Rule 506 of Regulation D of the Securities Act), of 10,725,000 shares of Series B Convertible Preferred Stock, no par value, at $0.80 per share. This offering also entitled each purchaser to receive one three-year Common Stock Purchase Warrant for each Series B Share of which the first 5,362,500 warrants or Series B-1 Warrants, may be exercised at a price of per share of $1.50 and the remaining 5,362,500 warrants or Series B-2 Warrants, may be exercised at a price per share of $2.25. Pursuant to that private placement, we received a total of $8,580,000, before expenses of $962,000.


         As a condition of the April 28, 2004 private placement, and in accordance with the terms of the Registration Rights Agreement, we filed a Registration Statement on Form SB-2 with the SEC to register 22,650,000 shares of Common Stock comprised of: 1,200,000 shares held directly by certain selling stockholders; 10,725,000 shares issuable upon conversion of Series B Shares held directly by certain selling stockholders; and 5,362,500 shares to be issued upon the exercise of the Series B-1 Warrants and 5,362,500 shares to be issued upon the exercise of Series B-2 Warrants. This Registration Statement was declared effective on July 30, 2004 and amended by four post-effective amendments, including the amendment pertaining to this Prospectus.

         On May 25, 2005, we entered into a letter of intent with Strategy International Insurance Group, Inc. that confirmed Strategy's intent to acquire all of our outstanding equity securities, and may result in our becoming a wholly-owned subsidiary of Strategy. It is anticipated that Strategy will offer $1.75 per share for our common stock, subject to adjustment based on completion of a valuation report and receipt of a firness opinion. We are currently negotiating the specific structure and consideration for the proposed combination. To date, however, no formal agreement between the parties has been reached. We cannot be certain that we will reach an agreement with Strategy or that the terms of such agreement will be acceptable to our stockholders.

         The chief executive officer and chairman of the Board of Strategy is Stephen Stonhill, a member of our Board of Directors, a direct and indirect beneficial owner of our Series A Convertible Preferred Stock and our common stock, and a consultant to us. The management teams of both companies have determined that their respective long-term objectives are converging. We believe that the integration of our marketing and investment strength into the underwriting position of Strategy will provide both of us with the necessary flexibility to provide the best service to their customers, efficient marketing of our services, and enhancement of sustainable customer relationships. To our knowledge, Strategy does not plan to change our executive team, strategic direction or branding.





BUSINESS OVERVIEW

     PRODUCTS AND SERVICES

         Canadian Intermediaries is a Lloyd's of London coverholder, which is a person authorized by Lloyd's to accept or to issue insurance documents evidencing the acceptance of risks on behalf of Lloyd's underwriting agents. Through this subsidiary, we have the ability to specialize in "hard-to-place" liability insurance and credit insurance. In 2004, revenue from insurance underwriting premiums amounted to approximately $10,424,000. In 2004, approximately 96% of the underwriting insurance premiums were generated under the Coverholder agreement with Lloyd's of London. Under the terms, the agreement can be cancelled or terminated under a variety of circumstances (as described) including cancellation without prejudice by Lloyd's with sixty days notice. Although management believes that it is highly unlikely that the agreement will be cancelled or terminated, such cancellation or termination could negatively affect the Company's financial position and results of operations.


         RentShield(TM) is our residential rental guarantee program. It is marketed to real estate landlords in North America's $300 billion residential real estate market, with the objective of reducing the financial risk inherent in property management. The RentShield(TM) program is in the process of being introduced to the market and earned brokerage fees amounting to $5,898,000 in 2004 from two customers, one of which was a related party that accounted for $3,000,000 of fees.

         The RentShield(TM) product pays up to $10,000 to the landlord for willful property damage caused to the unit by a tenant and, should a tenant default on a rental payment, pays the outstanding amount within 30 days after the rental due date for up to six months on the remaining term of the lease. The damage protection benefit ensures the landlord that its rent will be paid within 30 days while the covered damage caused by a tenant is repaired. If a rental unit is abandoned by a tenant, we provide both coverage from the first day that the abandonment is determined to have occurred and legal services, through outside professionals, to assist in the process of charging abandonment.

         This program eliminates the last month's rent, upfront payments and security deposits from the tenant's cost of moving in and speeds the landlord's process of qualifying a tenant for an apartment. This program also covers any associated legal, eviction or collection fees. Landlords are charged an initial membership fee per tenant. This covers the background and credit checks of tenants (see RentShield(TM) Express below) and other initial administrative services for the landlord. Thereafter, the landlord is charged a percent of its rent roll, which is paid to the Company either up front, on an annual basis, or on a monthly basis as a direct withdrawal from the landlord's bank account.

         National Credit Systems Inc., a major provider of lost collection services, specializing in apartment debt, has been contracted to provide rent collection and damage repair services for the RentShield(TM) product.

         We also provide RentShield(TM) Express, which includes credit verification and background checks to help landlords select qualified tenants. The entire program may be accessed by customers through an Internet-based network. RentShield(TM) Express is a fully automated, online system designed to provide landlords with rapid credit verification, site inspections, tenant pre-qualifications, and vacancy advertising.


         In early 2005, through our RentShield(TM) program, we paid Aon Special Risk $100,000 to secure additional insurance underwriting of the RentShield(TM) program by Great American Insurance Group. Great American Insurance Group's flagship company, Great American Insurance Company was founded in 1972. Great American Insurance Group is engaged primarily in property and casualty insurance, focusing on specialty commercial products for business, and the sales of annuities, supplemental insurance and life products. Its property & casualty operations are "A" rated by Standard & Poor's, A.M. Best, Fitch and Moody's. The members of Great American Insurance Group are subsidiaries of American Financial Group, Inc., whose common stock is listed and traded on the New York Stock Exchange and NASDAQ under the symbol "AFG". Currently, Great American Insurance is completing its due diligence of the RentShield(TM) program as well as working with us to streamline the program. However, we are continuing to market the RentShield(TM) program to the multi-family residential market through tradeshow attendance, direct mail, telemarketing campaigns and advertising placements in select trade publications. We are also taking advantage of our relationship with other insurance companies to secure additional value-added features to the program.


         VGV Inc.'s affinity program offers, as one of its many benefits, protection to vacation property timeshare owners against the depreciation of their timeshare ownership interests. The VGV(TM) Club offers timeshare owners who become members a 10 year guarantee of the value of the timeshare at the date of purchase as well as a no-fee credit card and travel related discounts, including AIG travel insurance coverage while at their timeshare. This membership program is in the process of being marketed to large timeshare developers and promoters who will, in turn, offer the program to existing and prospective timeshare owners. No revenues have been generated by the VGV Inc. affinity program yet.




         We also pursue opportunities to leverage our administrative skills for third party companies. On October 15, 2004 we contracted to provide certain administrative services to Initiatives Canada Corporation and Canadian Literacy Initiatives, arranged for our subsidiary, Shield Financial Services, Inc. to secure insurance in support of the charitable donation programs offered by Initiatives Canada and Canadian Literacy Initiatives.


     RELATED COMPANIES AND JOINT VENTURES

         Prior to June 14, 2004, we had an agreement to initiate a joint venture with LePage Products Inc. On June 14, 2004, our Board of Directors accepted the resignation of Navin Chandaria as a member of the Board, in accordance with Mr. Chandaria's personal considerations. Our Board of Directors also accepted Clarence J. Chandran's withdrawal of consideration for the position of Chairman of the Board, which appointment was expected to be effective originally on May 1, 2004, then extended to September 1, 2004. In connection with the resignations of Navin Chandaria and Clarence Chandran, and by mutual agreement, our joint venture agreement with LePage Products Inc. was terminated. All obligations of both parties in connection therewith have been formally cancelled.

     SALES AND MARKETING

         We generally rely on our officers and support staff to contact prospective customers for our various business lines. We need to attract and retain qualified and experienced marketing and sales personnel. If we are not successful in addressing our marketing needs, we may have to secure a strategic partner (an outside marketing specialist or joint venture party) who is able to bring substantial marketing resources to achieve wider acceptance for our insurance products and services.

         With respect to the VGV(TM) Club affinity program, we engaged an external consulting firm based in the U.S. that specializes in marketing to the timeshare industry. The consulting agreement will pay commissions to the consultant in return for its generation of new members.

         We maintain a general web site (www.rsgc.com) as well as sites devoted to RentShield (www.rentshield.com), VGV (www.vgvinc.com) and Shield Financial Services (www.shieldfinancial.com) that provide consumers with information and directs inquiries and contacts to our headquarters in Toronto, Canada.

         Our ability, and our subsidiaries' abilities, to distribute our products is dependent on the approvals of multiple government agencies, generally U.S. state and Canadian federal and provincial insurance regulatory bodies, and other insurance bodies in countries in which we currently market or intend to market our products (see "Government Approvals and Regulation" in this section).

     COMPETITION

         To our best knowledge, there are no other major companies in North America that offer a product that competes with RentShield(TM). However, the rental guarantee product is established and popular in the United Kingdom, Finland and other foreign countries. To the best of our knowledge, no other company offers a product that protects timeshare owners from the depreciation of their units. Other major North American companies, whether affiliated with European companies or not, present potentially significant competition for the Company in its other product lines and present potential competition in the areas of timeshare and rental guarantees. There is no assurance that highly capitalized and widely recognized companies will not decide to contest our market position in North America and beyond.

     INTELLECTUAL PROPERTY

         Our ability to compete effectively depends, to a significant extent, on our ability to protect our proprietary information. We rely primarily on restrictive covenants and confidentiality arrangements to protect our intellectual property rights. We enter into confidentiality agreements with our consultants and key employees and maintain control over access to and distribution of software and other proprietary information. We may face claims by third parties that our trademarks or service marks infringe upon their intellectual property rights in the future. We have an active service mark registration with the U.S. and Canadian Patent and Trademark Office for the name RentShield(TM). Registrations for "VGV" and other marks are in process. Any claim of infringement could cause us to incur substantial costs to defend against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages.

     GOVERNMENT APPROVALS AND REGULATION

         The insurance industry is subject to extensive regulation under the laws of each state of the U.S. and both federal and provincial laws in Canada. Insurance laws and regulations cover all aspects of the insurance process, including sales techniques, underwriting for eligibility, rates, compensation, claim payments and record keeping by licensed insurance companies and insurance agents. We, or our subsidiaries, are required to comply with a complex set of rules and regulations that often vary from state to state and country to country. If we fail to comply with these rules and regulations, various sanctions, including censure, fines, a cease-and-desist order or other penalties, could apply to us, our subsidiaries and affiliates, an insurance company doing business with us, our officers, or agents with whom we contract. This risk, as well as changes in the regulatory climate or the enforcement or interpretation of existing law, could require changes to our business or otherwise harm our business. We have retained expert outside professionals to assist us in navigating the insurance regulatory waters and have highly experienced officers that have years of experience in dealing with insurance regulatory processes.

         New legislation may be passed and regulations imposed in various jurisdictions that might negatively impact our business operations and economics of our programs, and may subject our products and services to increased regulatory oversight. The VGV Club program can also be subject to Department of Real Estate regulation in various states of the United States.

     EMPLOYEES


         As of June 8, 2005, we employed 26 full-time employees. We believe our future success will depend upon the continued service of our key technical and senior management personnel and upon our continued ability to attract and retain highly qualified technical and managerial personnel. None of our employees is represented by a labor union. We have never experienced a work stoppage and consider our relationship with our employees to be good.

                                    PROPERTY

         Our principal executive offices are located at 200 Yorkland Boulevard, Suite 200, Toronto, Ontario, Canada M2J 5C1. We lease approximately 9,642 square feet of space pursuant to a lease agreement which expires in December 2008. The annual rent over the term of the lease us US$66,500 or US $5,541 per month.

                                LEGAL PROCEEDINGS

         A suit entitled "John LePire and Ludger Limited, LLC vs. Aon Corporation, Aon Services Group, AON Risk Services of Texas, Inc., Swett & Crawford Group, Inc. and Does 1 through 100," Case No. 319379, July 30, 2004, is pending in the Superior Court of California, County of Los Angeles. The plaintiffs have filed Amendments to the Complaint, dated March 14, 2005, purporting to substitute us and "Rent Shield Corporation," "Rent Gard Corporation," "Rent Gard Services Corporation," "Strategy International Insurance Group," and Patrick Driscoll, one of our employees, for certain of the John Doe-named defendants. Although the plaintiffs seek unspecified damages for various alleged causes of action and injunctive relief, it is unclear at this time whether some or all of the claims are to be asserted against us or the other substituted defendants. There are also questions at this time as to the suitability of the service of process in this action. Accordingly, we are evaluating all legal remedies and protections available to us. Based on our preliminary review of the procedural and substantive aspects of this action, we do not believe that this litigation will have a material adverse effect on our operations. There is no other pending litigation or other material claims or actions that we are aware of.

                    MARKET FOR COMMON STOCK; DIVIDEND POLICY

         Our Common Stock is quoted on The Nasdaq Stock Market, Inc.'s Over-the-Counter Bulletin Board ("OTC-BB") under the symbol "RSGC.OB." The following table provides, for the periods indicated, the high and low bid prices for our Common Stock as reported by Bloomberg Financial Services. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. We believe that the variability of the share price may, in part, be due to thin trading.

         Prior to the second quarter of 2003 there was no established public trading market for our Common Stock.

                                                              High         Low
                                                              ----         ---
YEAR ENDED DECEMBER 31, 2003
First quarter................................................   --           --
Second quarter............................................... 4.90         1.45
Third quarter................................................ 3.60         1.56
Fourth quarter............................................... 2.20         1.35
YEAR ENDED DECEMBER 31, 2004
First quarter................................................ 1.72         0.81
Second quarter............................................... 1.45         0.96
Third quarter................................................ 1.15         0.59
Fourth quarter............................................... 1.05         0.23
YEAR ENDED DECEMBER 31, 2005
First quarter................................................ 0.85         0.55

         On June 21, 2005, the last sale price of our Common Stock as reported on the OTC-BB was $0.45 per share and the number of record holders of our Common Stock was 435. Additional owners of the Common Stock hold their shares in street name with various brokerage and depository firms (there are two such firms included in the list of record owners).


         We have never declared or paid cash dividends on our capital stock, and we do not plan to pay any cash dividends in the foreseeable future. We currently intend to retain any future earnings to finance our operations and future growth.

                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of: 100,000,000 authorized shares of Common Stock, no par value, of which 26,519,530 shares are issued and outstanding, 75,000,000 authorized shares of Series A Convertible Preferred Stock, of which 60,000,000 shares are issued and outstanding, and 12,725,000 authorized shares of Series B Convertible Preferred Stock, of which 3,962,500 shares are issued and outstanding, all as of May 27, 2005. The selling stockholders also hold three-year Series B-1 Common Stock Purchase Warrants with an exercise price of $1.50, entitling them to purchase up to 5,362,500 shares of Common Stock to be issued upon the exercise of the warrant, and Series B-2 Common Stock Purchase Warrants with an exercise price of $2.25, entitling them to purchase up to 5,362,500 shares of Common Stock to be issued upon the exercise of the warrant.


COMMON STOCK


         Voting Rights: Holders of our Common Stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our Common Stock does not have cumulative voting rights. Persons who hold a majority of the outstanding Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

         Dividends: Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our Common Stock are entitled to receive such lawful dividends as may be declared by our board of directors.

         Liquidation and Dissolution: In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our Common Stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

         Other Rights and Restrictions: Our charter prohibits us from granting preemptive rights to any of our stockholders. All outstanding shares are fully paid and nonassessable.

         Listing: Our Common Stock is traded on the NASD over-the-counter bulletin board (OTC-BB) under the symbol RSGC.OB.


PREFERRED STOCK


         Our Articles of Incorporation authorize our Board of Directors to issue shares of our preferred stock from time to time in one or more series without stockholder approval. The following is a summary description of the principal terms of each series of our preferred stock.


SERIES A CONVERTIBLE PREFERRED STOCK

         Voting Rights: The Series A Preferred Stock is entitled to one vote per share.

         Dividends:  The Series A Preferred Stock does not accrue dividends.

         Conversion: Two (2) shares of Series A Preferred Stock are convertible into one (1) share of our Common Stock.

         Antidilution: Upon the occurrence of a stock split or stock dividend, the conversion rate shall be adjusted so that the conversion rights of the Series A Preferred stockholders shall be nearly equivalent as practicable to the conversion rights of the Series A Preferred stockholders prior to such event.

         Dissolution: In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series A Preferred Stock will be treated as senior only to our Common Stock. If, upon any winding up of our affairs and after the holders of Series B Preferred Stock are paid in full, our assets available to pay the holders of Series A Preferred Stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders of Series A Preferred Stock on a pro rata basis.

SERIES B CONVERTIBLE PREFERRED STOCK

         Voting Rights: Except as otherwise provided under Florida law, the holders of Series B Preferred Stock have no right to vote with the holders of our Common Stock. Where the holders of Series B Preferred Stock do have the right to vote as a class, whether under our charter or pursuant to Florida law, the affirmative vote of the holders of at least 67% of the outstanding shares of Series B Preferred Stock is necessary to constitute approval.

         Dividends: The Series B Preferred Stock does not accrue dividends.

         Conversion: The Series B Preferred Stock is convertible at the option of the stockholder at any time on a one-to-one ratio with Common Stock.

         Antidilution: Upon the occurrence of a transaction that results in a change of control, or a split off of the Company's assets, or a stock split or stock dividend, the price at which the Series B Preferred Stock is convertible shall be adjusted so that the conversion rights of the holders of Series B Preferred Stock shall be nearly equivalent as practicable to the conversion rights of the holders of Series B Preferred Stock prior to the transaction.


         Redemption: Each holder of the Series B Preferred Stock has the right, after a "Major Transaction" or a "Triggering Event," to require us to redeem all or a portion of such holder's shares of Series B Preferred Stock, subject to our sole option to pay the redemption price in a "Major Transaction" in cash or common stock, and our option for payment in either cash or common stock depending on the "Triggering Event." The redemption price is equal to the liquidation preference price, which is $.80. Our Series B Preferred Stock is convertible, even after we have provided a notice of redemption, until the holders of Series B Preferred Stock has received full cash payment for the shares we are redeeming. "Major Transactions" involve business combinations, sale of more than 50% of our assets, or purchases tender or exchange offer made to holders of more than 50% of our Common Stock. "Triggering Events" include lapses of 20 straight days in the effectiveness of our registration statement filed with the SEC suspension from listing for 5 days on the OTC-Bulletin Board, or failure to comply with a conversion notice.


         Dissolution: In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the Series B Preferred Stock will be treated as senior to all preferred stock and our Common Stock. If, upon any winding up of our affairs, our assets available to pay the holders of Series B Preferred Stock are not sufficient to permit the payment in full, then all our assets will be distributed to those holders on a pro rata basis.

COMMON STOCK PURCHASE WARRANTS ISSUED IN SERIES B PREFERRED STOCK PRIVATE PLACEMENT

         Each selling stockholder received, with the issuance of one share of Series B Preferred Stock, one-half of a Series B-1 Warrant and one-half of a Series B-2 Warrant, each Warrant granting the holder, upon payment of the exercise price, the right to purchase half the number of shares of Common Stock to be issued upon conversion of the holder's Series B Preferred Stock. The term of each warrant expires on April 28, 2007. The Series B-1 Warrant allows the holder to exercise the warrant at a price of $1.50 per underlying Common Stock share and the Series B-2 Warrant allows the holder to exercise the warrant at a price of $2.25 per underlying Common Stock share.

         Subject to compliance with U.S. securities laws, the Series B-1 and B-2 Warrants may be transferred by a holder without our consent. The number of shares of Common Stock for which each Warrant is exercisable and the price at which such shares may be purchased upon the exercise of the Warrant are subject to adjustment. Certain triggering events (such as merger or consolidation of the Company with another person, transfer of all or substantially all of our assets to another person, a capital reclassification or a reorganization of the Company) shall permit the holder to receive the warrant price in effect at the time of such event in lieu of our Common Stock that is issuable upon the exercise of the Warrant. If we entitle our stockholders to receive a Common Stock dividend or effects a stock subdivision or combination, then the number of shares of Common Stock for which each Warrant is exercisable shall be adjusted so that the number of shares to which the holder would be entitled after the occurrence of such an event would be the same as that number to which the holder would have been entitled prior to the event, and the warrant price will also be adjusted. Both the Series B-1 Warrants and B-2 Warrants provide for protection against dilution in the event that we issue additional shares of Common Stock or any option, warrant or other security convertible into Common Stock.

FLORIDA LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

         Provisions of Florida law, our charter and by-laws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

         Authorized but Unissued Stock. We have shares of Common Stock and Preferred Stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans.

         The existence of unissued and unreserved Common Stock and Preferred Stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. In addition, if we issue Preferred Stock, the issuance could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

         Special Meeting of Stockholders. Our By-laws provide that special meetings may be called by our Board of Directors or by our Chief Executive Officer or by the Corporate Secretary at the written request of a majority of the Board of Directors or of stockholders owning a majority in amount of the shares issued and outstanding. This provision may make it more difficult for stockholders to take action opposed by our board of directors.

         Amendments to Our Articles and By-laws. Section 607.1004 of the Florida Business Corporation Act provides that preferred stockholders have the right to vote as a class on amendments to our Articles of Incorporation that would negatively impact their rights or preferences as preferred stockholders of such class. Our Articles of Incorporation, in Article IV, provides that our board of directors is authorized, subject to law, to fix the designation, powers, including voting rights, if any, preferences and rights of the Preferred Stock. Under our Articles of Incorporation, the By-laws may be amended by a simple majority of all the issued and outstanding shares of the Company allowed to vote.

                              SELLING STOCKHOLDERS

         Up to 22,650,000 shares of securities are being offered by this Prospectus, all of which are being registered for sale for the account of the selling stockholders.

         The terms of the Series B Preferred Stock and the Warrants whose underlying shares of Common Stock are included for resale under this Prospectus prohibit conversion of the Series B Preferred Stock and the exercise of the warrants to the extent that such actions would result in the holder beneficially owning in excess of 4.99% of our outstanding shares of Common Stock. While a Series B Preferred Stock or Warrant holder cannot unilaterally force the conversion or exercise if the result is the holder's ownership of 5% or more of our outstanding Common Stock, a holder may obtain a waiver of the 4.99% limitation upon 61 days' prior written notice to us. Also, this limitation does not preclude the holder from converting its Series B Preferred Stock and exercising the Warrants and selling shares underlying the Series B Preferred Stock and Warrants in stages over time, where each stage does not cause the holder to beneficially own shares in excess of the limitation amount.

             SERIES B PREFERRED STOCK AND WARRANTS PRIVATE PLACEMENT
                           COMPLETED ON APRIL 28, 2004

         The investors in the Series B Preferred Stock and Warrants private placement transaction completed on April 28, 2004 (the "Series B Private Placement"), each a selling stockholder, are offering up to 21,450,000 shares of our Common Stock that may be acquired upon conversion or exercise of the following securities from us in the Series B Private Placement:

         o 10,725,000 shares of our Common Stock issuable upon conversion of our Series B Preferred Stock;

         o 5,362,500 shares of our Common Stock to be obtained by exercising Common Stock purchase warrants with an exercise price of $1.50 per share; and

         o 5,362,500 shares of our Common Stock to be obtained by exercising Common Stock purchase warrants with an exercise price of $2.25 per share.

         We agreed to register for resale all of the 10,725,000 shares of our Common Stock issuable upon conversion of the Series B Preferred Stock and all of the 10,725,000 shares of our Common Stock that are issuable upon exercise of the Warrants sold in the Series B Private Placement, as contemplated by certain provisions of the Series B Convertible Preferred Purchase Agreement dated as of April 28, 2004 or the Registration Rights Agreement dated as of April 28, 2004.

         Each selling stockholder that invested in the Series B Private Placement received a unit of securities consisting of one Series B Preferred Stock share, convertible into one share of Common Stock, together with one-half of one Series B-1 Warrant and one-half of one Series B-2 Warrant, at a price of $.80 per unit. By way of example only, an investor who purchased 100 shares of Series B Preferred Stock in the Series B Private Placement would be entitled to convert the Series B Convertible Preferred Stock into 100 shares of Common Stock (subject to adjustment of the conversion price as described in the Series B Convertible Preferred Purchase Agreement). The investor would also receive a Series B-1 Warrant entitling the investor to receive 50 shares of Common Stock upon exercise at a price of $1.50 per share of the Common Stock and a Series B-2 Warrant entitling the investor to receive 50 shares of Common Stock upon exercise at a price of $2.25 per share of the Common Stock.

         In connection with the sale of the Series B Preferred Stock, as consideration for its services in assisting us to structure the transaction and other services provided to us, as well as compensation for introducing us to certain investors, we issued 500,000 shares of our Common Stock to Ardent Advisors, LLC ("Ardent").

         On August 26, 2003, we entered into an agreement with The Del Mar Consulting Group Inc., a California corporation ("Del Mar"), for investor communications and public relations services for a term from August 26, 2003 to August 30, 2004. As a commencement bonus, we issued to Del Mar 500,000 shares of Common Stock and also issued 200,000 shares of Common Stock for their continuous service. We valued the 700,000 shares at $1,225,000, their estimated fair market value when issued. During the third and fourth quarter of fiscal 2003, we reflected the $1,225,000 for this agreement as expense. This agreement was terminated on June 19, 2004.

         The Company received gross proceeds of $8,580,000 as a result of the Series B Private Placement and net proceeds of $7,953,000 (after deducting finders' fees and transaction costs).

                               REGISTRATION RIGHTS

         We entered into certain agreements with investors in the Series B Private Placement. Pursuant to the Registration Rights Agreement, we agreed to file with the SEC a registration statement covering the resale of all our Common Stock covered by this Prospectus pursuant to Rule 415 of the Securities Act.

         We are required to register for resale all of the Common Stock that is issuable upon the conversion of the Series B Preferred Stock issued in the Series B Private Placement, all of the Common Stock issuable upon exercise of the Warrants issued in connection with the Series B Private Placement, and the Common Stock issued to Ardent and Del Mar.

         Accordingly, we filed a Registration Statement on Form SB-2, on May 12, 2004, with respect to the resale of these shares from time to time. In addition, we agreed to use our commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible thereafter, and to keep the registration statement effective for two years following its effective date, unless the shares of our Common Stock covered by this Prospectus have been sold or may be sold pursuant to Rule 144(k) of the Securities Act, subject to certain restrictions. The registration statement was declared effective on July 30, 2004 and the Prospectus was amended by post-effective amendments on August 18, 2004 and May 19, 2004.

                           SELLING STOCKHOLDERS TABLE

         Based on the information supplied to us by each selling stockholder, the following table sets forth the approximate number of shares of Common Stock beneficially owned as of July 28, 2004, by each of the selling stockholders and their pledgees, assignees and successors in interest. It reflects full beneficial ownership of the Common Stock based on the assumption that all shares subject to the conversion of the Series B Preferred Stock were, within 60 days after July 28, 2004, converted and that all of the Warrants issued to the selling stockholders were exercised. The table indicates percentage ownership only in excess of one percent and is based on 26,519,530 shares of our Common Stock issued and outstanding as of April 20, 2005.

         We prepared this based on information supplied to us by the selling stockholders. Although we have assumed for purposes of the table below that the selling stockholders will sell all of the shares offered by this Prospectus, because the selling stockholders may offer from time to time all or some of their shares covered under this Prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be resold by the selling stockholders or that will be held by the selling stockholders after completion of the resales.

         Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this Prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares covered by this Prospectus. Further, with the exception of Del Mar, Baruch Halpern and Ardent, no selling stockholder has had a material relationship with us or any of our predecessors or affiliates, within the past three years. Del Mar has had a relationship with us under an agreement to provide investor communications and public relations services. Del Mar and Ardent received the number of shares of Common Stock and warrants set forth in the table below as compensation for consulting services that had been provided to us. Mr. Halpern is a principal and controlling person of Halpern Capital, Inc., which was engaged by us as a placement agent and received a fee for introducing us to certain selling stockholders.

         The applicable percentages of ownership in excess of one percent are based on an aggregate of shares of our Common Stock issued and outstanding on July 28, 2004. The number of shares beneficially owned by the selling stockholders is determined under rules promulgated by the SEC.

                                                                           Percentage of
                                                        Right to Acquire    Common Stock    Post-offering
                                              Common     Common Stock(1)    Beneficially     Beneficial
         Name of Selling Stockholder           Stock    (Number of Shares)     Owned        Ownership (2)
         ---------------------------         --------   ------------------  -------------   -------------
         Lagunitas Partners, LP......                      2,000,000            7.54%            0
         SF Capital Partners, Ltd....                      1,250,000            4.71%            0
         Burlingame Equity Investors LP                    1,250,000            4.71%            0
         Alpha Capital AG............                      1,250,000            4.71%            0
         Gamma Opportunity Capital
             Partners, LP............                        875,000            3.30%            0
         Enable Growth Partners L.P..                        875,000            3.30%            0
         Firefly Partners, LP........                        750,000            2.81%            0
         City of Milford Pension &
            Retirement Fund..........                        750,000            2.81%            0
         Public Employee Retirement
            System of Idaho..........                        750,000            2.81%            0
         Del Mar Consulting Group....         700,000              0            2.64%            0
         Longview Fund, LP...........                        625,000            2.36%            0
         Vertical Ventures, LLC......                        625,000            2.36%            0
         Chilmark Partners, LP.......                        625,000            2.36%            0
         Sandor Capital Master Fund, LP                      625,000            2.36%            0
         Selwyn Partners, LP.........                        625,000            2.36%            0
         London Family Trust.........                        625,000            2.36%            0
         Norwalk Employees' Pension Plan                     560,000            2.11%            0
         Longview Equity Fund, LP....                        500,000            1.89%            0
         Iroquois Capital, LP........                        500,000            1.89%            0
         Ardent Advisors, LLC........         500,000              0            1.89%            0
         City of Stamford (CT) Firemen's
            Pension Fund.............                        460,000            1.73%            0
         Edwin Barretto..............                        375,000            1.41%            0
         Jon D. and Linda W. Gruber..                        375,000            1.41%            0
         Gruber & McBaine International                      375,000            1.41%            0
         Morgan trust Co. of the Bahamas
            Ltd. as Trustee U/A/D 11/30/93                   375,000            1.41%            0
         National Federation of Independent
            Businesses Employee Pension
            Trust....................                        276,000            1.04%            0
         Heartwood Capital...........                        250,000             *               0
         Baruch and Shoshana Halpern,
            JTWROS...................                        250,000             *               0
         Birchwood Resources.........                        250,000             *               0
         J. Patterson McBaine........                        250,000             *               0
         Mark J. Richardson..........                        250,000             *               0
         Domenic J. Mizio............                        238,000             *               0
         Navigation Equity Fund, L.P.                        200,000             *               0
         Susan Uris Halpern..........                        188,000             *               0
         National Federation of Independent
            Businesses...............                        150,000             *               0
         Theeuwes Family Trust, Felix
            Theeuwes, Trustee........                        138,000             *               0
         Boris Volman................                        125,000             *               0
         Douglas and Laurie Moore Family
         Trust.......................                        125,000             *               0
         Tom Hodapp..................                        125,000             *               0
         Scot Cohen..................                        125,000             *               0
         Blackstone Investment Partners, LP                  125,000             *               0
         Mitchell Friedman...........                        125,000             *               0
         The Wiel Fund...............                        125,000             *               0
         Lazar Foundation............                        100,000             *               0
         Asphalt Green, Inc..........                        100,000             *               0
         Helen Hunt..................                        100,000             *               0

                                                                           Percentage of
                                                        Right to Acquire    Common Stock    Post-offering
                                              Common     Common Stock(1)    Beneficially     Beneficial
         Name of Selling Stockholder           Stock    (Number of Shares)     Owned        Ownership (2)
         ---------------------------         --------   ------------------  -------------   -------------
         HBL Charitable Unitrust.....                        100,000             *               0
         Jeanne L. Morency...........                        100,000             *               0
         Meehan Foundation...........                        100,000             *               0
         William B. Lazar............                        100,000             *               0
         Francois deMenil............                         88,000             *               0
         Alan B. & Joanne K Vidinsky 1993
            Trust....................                         88,000             *               0
         Peer Looram.................                         74,000             *               0
         Psychology Associates.......                         50,000             *               0
         Alexa Zesinger Carver.......                         38,000             *               0
         David Zesinger..............                         38,000             *               0
         James F. Cleary.............                         12,000             *               0
         John Rowan..................                         12,000             *               0
         Mary I. Estabil.............                          8,000             *               0
         Robert K. Winters...........                          8,000             *               0

(1) Assumes full conversion of Series B Preferred Stock to Common Stock and full exercise of Series B-1 Warrants and Series B-2 Warrants by each selling stockholder; also assumes that all shares shall be sold after the effectiveness of this offering and that no other shares of Common Stock are acquired or disposed of by the selling stockholders prior to the termination of this offering.
(2) We do not know when or in what amounts a selling stockholder may offer shares for sale and the selling stockholders might not sell any or all of the shares offered by this Prospectus. Because the selling stockholders may offer all or some of the shares of Common Stock pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares of Common Stock covered by this Prospectus will be held by the selling stockholders.
*        Less than one percent (1%)

                          VOTING AND INVESTMENT CONTROL

         The table below sets forth, as of July 28, 2004 those selling stockholders that are entities and the names of individuals having voting and investment control over the securities held by these entities. We determined beneficial ownership based upon information supplied to us by the selling stockholders and in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

         Except as otherwise indicated, we believe that the persons or entities named in the following table have voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, and have not held any office or maintained any material relationship, except as investor, with us, or any of our predecessors or affiliates, over the past three years. Certain of the individuals with voting and investment control have indicated that they exercise such control through a corporate or other organizational structure, which structural information has not been included.

         According to the initial subscription documents provided to us by the selling stockholders, the following individuals have voting and investment control over our securities held by the entities below:

Entity                                                  VOTING AND INVESTMENT CONTROL
------                                                  -----------------------------
Alan B. and Joanne K. Vidinsky 1993 Trust ...........    James F. Cleary
Alpha Capital AG ....................................    Konrad Ackerman
Ardent Advisors, LLC ................................    Brian Corbman & Tammer Fahmy
Asphalt Green, Inc. .................................    James F. Cleary
Birchwood Resources .................................    David Berlin
Blackstone Investment Partners, LP ..................    Tom Tyson
Burlingame Equity Investors, LP .....................    Blair Sanford
Chilmark Partners, LP ...............................    David Fried
City of Milford, CT Pension & Retirement Fund .......    James F. Cleary
City of Stamford, CT Firemen's Pension Fund .........    James F. Cleary
Douglas and Laurie Moore Family Trust ...............    Douglas Moore
Enable Growth Partners L.P. .........................    Mitch Levine
Firefly Partners, LP ................................    J. Patterson McBaine
Gamma Opportunity Capital Partners, LP ..............    Jonathan P. Knight
Gruber & McBaine International ......................    J. Patterson McBaine
HBL Charitable Unitrust .............................    James F. Cleary
Heartwood Capital ...................................    Douglas Moore
Iroquois Capital, LP ................................    Josh Silverman
Lagunitas Partners, LP ..............................    J. Patterson McBaine
Lazar Foundation ....................................    James F. Cleary
London Family Trust .................................    Robert S. London
Longview Equity Fund, LP ............................    S. Michael Rudolph
Longview Fund, LP ...................................    S. Michael Rudolph
Meehan Foundation ...................................    James F. Cleary
Morgan Trust Co. of the Bahamas Ltd., as
   Trustee U/ A/ D/ 11/30/93 ........................    James F. Cleary
National Federation of Independent Business .........    James F. Cleary
National Federation of Independent Business Employee
   Pension Trusts ...................................    James F. Cleary
Navigation Equity Fund, L.P. ........................    Jeff Smith
Norwalk, CT Employees' Pension Plan .................    James F. Cleary
Psychology Associates................................    James F. Cleary
Public Employee Retirement System of Idaho...........    James F. Cleary
Sandor Capital Master Fund, LP.......................    John S.Lemak
Selwyn Partners, LP..................................    Victor M. Dandridge, III
SF Capital Partners, Ltd.............................    Brian H. Davidson
The Del Mar Consulting Group, Inc....................    Robert Pragg
The Wiel Fund........................................    Colin Wiel
Theeuwes Family Trust, Felix Theeuwes, Ttee..........    James F. Cleary
Vertical Ventures, LLC...............................    Josh Silverman

                              PLAN OF DISTRIBUTION

         We are registering the shares of Common Stock on behalf of the selling stockholders. The selling stockholders and any of their pledgees, donees, transferees and successors-in-interest receiving shares from a named selling stockholder after the date of this Prospectus may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares of Series B Preferred stock or, upon conversion, Common Stock and these transactions may or may not involve brokers or dealers.

          o ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;

          o block trades in which the broker/ dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker/ dealer as principal and resale by the broker/ dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately negotiated transactions;

          o broker/ dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares in open market transactions under Rule 144 under the Securities Act if available, rather than under this Prospectus. Broker/dealers engaged by the selling stockholders may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions or discounts from the selling stockholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the Common Stock or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this Prospectus.

         The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

         The selling stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker/dealer for the sale of shares of our Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such selling stockholder and of the participating broker/dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker/dealer(s), where applicable, (v) that such broker/dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction. In addition, upon our being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this Prospectus will be filed.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our Common Stock and activities of the selling stockholders.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         We are required to pay all fees and expenses incurred by us incident to the registration of the shares of Common Stock, other than underwriters' discounts and broker commissions. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or to contribute to payments to which such selling stockholders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof. Any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

                                    DILUTION

         As we are not receiving any proceeds of this offering, we do not anticipate any dilutive effect in connection with this offering.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         The following is a discussion and analysis of our financial condition and results of operations for the three month period ended March 31, 2005, and the three month period ended March 31, 2004. This section should be read in conjunction with the financial statements and related notes thereto appearing elsewhere in this Prospectus. The following discussion includes certain forward-looking statements within the meaning of the safe harbor protections of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include words such as 'believe,' 'expect,' `should,' intend,' `may,' `anticipate,' `likely,' `contingent,' `could,' `may,' or other future-oriented statements, are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our business plans, strategies and objectives, and, in particular, statements referring to our expectations regarding our ability to continue as a going concern, generate increased market awareness of, and demand for, our current products, realize profitability and positive cash flow, and timely obtain required financing. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements.

         Our fiscal year ends on December 31. References to a fiscal year refer to the calendar year in which such fiscal year ends.

CRITICAL ACCOUNTING POLICIES

         The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in our financial statements and the accompanying notes. The amounts of assets and liabilities reported in our balance sheets and the amounts of revenues and expenses reported for each of our fiscal periods are affected by estimates and assumptions which are used for, but not limited to, the accounting for allowance for doubtful accounts, fair market values of marketable securities, asset impairments, inventory and income taxes. Actual results could differ from these estimates.

         The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of the financial statements.

Revenue Recognition

         We generate our revenues from brokerage fees, commissions, underwriting insurance premiums and from investment income. These revenues are earned through the marketing and distribution of credit insurance and related products.

         Commission revenues are recognized at the latter of the billing or the effective date of the related insurance policies. Commission revenues related to installment premiums are recognized periodically as billed. Contingent commissions and commissions on premiums directly billed by insurance companies are recognized as revenue when the data necessary to reasonably determine such amounts has been obtained by us. A contingent commission is a commission paid by an insurance company that is based on the overall profit and/or volume of the business placed with that insurance company.

         Fee revenues generated from the brokerage segment primarily relate to fees negotiated in lieu of commissions, which are recognized in the same manner as commission revenues.

         Brokerage expense represents commissions paid to sub-brokers related to our placement of certain business. This expense is recognized in the same manner as commission revenues.

         Underwriting insurance premiums will be recognized as written upon inception of the policy. For multi-year policies written which are payable in annual installments, due to the ability of the insured/reinsured to commute or cancel coverage within the term of the policy, only the annual revenues from underwriting insurance premiums will be included as written at policy inception. The remaining annual revenues from underwriting insurance premiums included as written at each successive anniversary date within the multi-year term.

         Revenues from underwriting insurance premiums written will be primarily earned on a daily pro-rata basis over the terms of the policies to which they relate. Accordingly, unearned revenues will represent the portion of underwriting insurance premiums written which is applicable to the unexpired portion of the policies in force.

         The information used in establishing these estimates is reviewed and subsequent adjustments are recorded in the period in which they are determined. These revenues from underwriting insurance premiums are earned over the terms of the related reinsurance contracts.

Intangible Assets and Goodwill

         Intangible assets, consisting of licensing agreements, proprietary know-how, patents and logos are amortized to operations under the straight-line method over their estimated useful lives or statutory lives, whichever is shorter. All intangible assets, except for goodwill, are being amortized over a period of ten years.

         We account for goodwill in accordance with Statement of Financial Accounting Standards No. 142, `Goodwill and Other Intangible Assets' (SFAS 142), which addresses the financial accounting and reporting standards for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill no longer be amortized, and instead, be tested for impairment on a periodic basis.

THE COMPANY AND ITS PRODUCTS AND SERVICES

         We are a holding company for an integrated group of insurance and finance-related businesses and affinity program managers. We have developed and are implementing a strategy to design, structure and sell a broad series of pass-through risk, specialty insurance backed and reinsurance platform products throughout North America. We were formerly known as `Rent Shield Corp.' and changed our name to `RS Group of Companies, Inc.' on April 23, 2004.

         We intend to introduce financial guarantee programs in many areas, including landlord-tenant rental payments, vacation timeshare purchases, construction and real estate development, offering future value guarantee insurance, and providing mortgage insurance for the residential market. We are currently engaged in discussions and contract negotiations with other insurance and reinsurance companies relating to possible strategic marketing partnerships and enhanced and insurance backed product offerings.

         On December 16, 2004, we announced that we intend to enter into an agreement with Strategy International Insurance Group, Inc. that may result in our becoming a wholly-owned subsidiary of Strategy. The Chief Executive Officer and Chairman of the Board of Directors of Strategy is Stephen Stonhill, a member of our Board of Directors, a direct and indirect beneficial owner of our Series A Convertible Preferred Stock and our common stock, and a consultant to us. The management teams of both companies have determined that their respective long-term objectives are converging. We believe that the integration of our marketing and investment strength into the underwriting position of Strategy will provide both of us with the necessary flexibility to provide the best service to their customers, efficient marketing of our services, and enhancement of sustainable customer relationships. Strategy does not plan to change our executive team, strategic direction or branding.

         We anticipate that Strategy will offer cash and stock to acquire our common stock. We are currently negotiating the specific structure and consideration for the proposed combination. To date, however, no formal agreement between the parties has been reached. We cannot be certain that we will reach an agreement with Strategy or that the terms of such agreement will be acceptable to our stockholders.

Dashwood, Brewer & Phipps Ltd. (Dashwood)

         On January 7, 2005, we completed our acquisition of 49% of the issued share capital of Dashwood, a Lloyd's Insurance Broker based in London, England. In exchange for 393,447 Ordinary Shares of Dashwood owned, in various amounts, by certain Dashwood stockholders, we agreed to pay such stockholders their respective pro rata share of an aggregate amount of 1,475,426 pounds sterling (approximately $2,800,000). We expect to recoup the cost of this investment in Dashwood by placing insurance through Dashwood in amounts sufficient to generate substantial brokerage commissions for Dashwood. Since we are entitled to receive 49% of Dashwood's profits, we will effectively recapture 49% of our brokerage expenses that would have been paid to non-related brokers on insurance derived from our business lines that we intend to place through Dashwood. The investment in Dashwood is carried at equity, adjusted for the Company's proportionate share of Dashwood's undistributed earnings or losses.

Canadian Intermediaries Limited (CIL)

         On April 29, 2004, we completed our acquisition of 100% of CIL, a company that was owned by one of our directors. CIL is a Lloyd's of London Coverholder, which is a person authorized by Lloyd's to accept or to issue insurance documents evidencing the acceptance of risks on behalf of Lloyd's underwriting agents. CIL provides us the ability to specialize in `hard-to-place' liability insurance and credit insurance. For the three months ended March 31, 2005 and 2004, revenue from insurance underwriting premiums amounted to $$4,329,076 and $0, respectively. For the three months ended March 31, 2005, approximately 95% of our underwriting insurance premiums were generated under the Coverholder Agreement with Lloyd's of London. Under the terms, the Coverholder Agreement can be cancelled or terminated under a variety of circumstances (as described) including cancellation without prejudice by Lloyd's with 60 days notice. Although management believes that it is highly unlikely that the Coverholder Agreement will be cancelled or terminated, such cancellation or termination could negatively affect our financial position and results of operations.

RentShield((TM))

RentShield(TM) is our residential rental guarantee program. It is marketed to real estate landlords in North America's $300 billion residential real estate market, with the objective of reducing the financial risk inherent in property management. The RentShield(TM) program is in the process of being introduced to the market and has not yet generated any revenues for us.

         The RentShield(TM) product pays up to $10,000 to the landlord for willful property damage caused to the unit by a tenant and, should a tenant default on rental payment, pays the outstanding amount within 30 days after the rental due date for up to six months on the remaining term of the lease. The Rentshield(TM) damage protection benefit provides coverage for tenant damage and ensures the landlord that its rent will be paid within 30 days while the covered damage caused by a tenant is repaired. If a rental unit is abandoned by a tenant, coverage is provided from the first day that the abandonment is determined to have occurred and we will provide legal services through outside professionals to assist in the process of confirming a charge of abandonment.

         This program eliminates the last month's rent, upfront payments and security deposits from the tenant's cost of moving in and speeds the landlord's process of qualifying a tenant for an apartment. We have entered into an agreement with National Credit Systems Inc. to collect the landlord's outstanding rent payments. This program also covers any associated legal, eviction or collection fees. Landlords are charged an initial membership fee per tenant. This covers the background and credit checks of tenants and other initial administrative services for the landlord. Thereafter, the landlord is charged a percent of its rent roll, which is paid to the Company either up front, on an annual basis, or on a monthly basis as a direct withdrawal from the landlord's bank account.

         National Credit Systems Inc., a major provider of lost collection services, specializing in apartment debt, has been contracted to provide rent collection and damage repair services for the RentShield(TM)product.

         We also provide RentShield(TM) Express, which includes credit verification and background checks to help landlords select qualified tenants. The entire program may be accessed by customers through an Internet-based network. RentShield(TM) Express is a fully automated, online system designed to provide landlords with rapid credit verification, site inspections, tenant pre-qualifications, and vacancy advertising.

         In early 2005, through our RentShield(TM) program, we paid Aon Special Risk $100,000 to secure additional insurance underwriting of the RentShield(TM) program by Great American Insurance Group. Currently, Great American Insurance is completing its due diligence of the RentShield(TM) program as well as working with us to streamline the program. However, we are continuing to market the RentShield(TM) program to the multi-family residential market through tradeshow attendance, direct mail, telemarketing campaigns and advertising placements in select trade publications. We are also taking advantage of our relationship with other insurance companies to secure additional value-added features to the program.

         Great American Insurance Group's flagship company, Great American Insurance Company, was founded in 1872 and it is engaged primarily in property and casualty insurance, focusing on specialty commercial products for business, and the sales of annuities, supplemental insurance and life products. Its property & Casualty operations are 'A' rated by Standard & Poor's, A.M.
Best, Fitch and Moody's. The members of Great American Insurance Group are subsidiaries of American Financial Group, Inc., whose common stock is listed and traded on The New York Stock Exchange, Inc. and Nasdaq under the symbol 'AFG'.

         No revenues were earned by RentShield(TM) for the three months ended March 31, 2005 and 2004.

Value Guaranteed Vacations, Inc. (VGV)

         On October 1, 2004, we acquired 100% of VGV, a company previously wholly-owned by our Company's chief executive officer, director and stockholder.

         VGV provides an affinity program that offers, as one of its benefits, protection to vacation property timeshare owners against the depreciation of their timeshare ownership interests. The VGV(TM) Club is offered by timeshare developers that have contracted with VGV. It offers owners of timeshares units a ten-year guarantee of the value of the timeshare at the date of purchase. This contractual right, which is transferable, provides a ready-buyer should a timeshare owner wish to sell his or her timeshare interest. VGV's purchase obligations are backed by, among other things, insurance, which may be provided by affiliates of VGV. The VGV(TM) Club also offers timeshare owners who become members other benefits, such as a no-fee credit card and travel-related discounts. This membership program is in the process of being marketed to large timeshare developers and promoters, who will, in turn, offer the program to existing and prospective timeshare owners.

         A developer who participates in the program will pay VGV a program fee of 25% of the sales price of the unit, which is embedded into the price paid by the timeshare owner. There is also a mandatory 5% membership fee per unit charged to the timeshare owner. If the timeshare owner maintains participation as a VGV(TM) Club member for ten years, the timeshare owner will receive the option of (i) redeeming the property for the original purchase price (excluding VGV(TM) Club membership fees and applicable taxes), or (ii) extending their membership in the program for an additional five to ten years for a minimal cost.

         Additional revenue is anticipated through the usage of credit cards by VGV(TM) Club Members. VGV has arranged for MasterCards to be offered to VGV(TM) Club Members in the United States a pre-approved, no annual fee credit card.

         No revenues have been generated by VGV up to March 31, 2005.

Shield Financial Services, Inc. (Shield)

         On October 15, 2004, we entered into a Services Agreement with Initiatives Canada Corporation and Canadian Literacy Initiatives, each a company formed under the laws of Ontario, Canada providing a charitable donation program with benefits for both Canadian-based registered charities and participating Canadian taxpayers. We were engaged to provide certain administrative services and arrange for Shield to secure insurance in support of the donation programs offered by Initiatives Canada and Canadian Literacy Initiatives.

         In addition, Shield, another of our subsidiaries, has entered into an exclusive ten-year agreement with VGV to provide all insurance requirements in support of the VGV(TM) Club. With respect to the VGV(TM) Club program, we have engaged an independent consulting firm based in the U.S. that specializes in marketing to the timeshare industry. The consulting agreement will pay commissions to the consultant in return for its generation of new members.

         For the three months ended March 31, 2005 and 2004, revenues from Shield totaled $220,297 and $0, respectively.

RESULTS OF OPERATIONS

Summary

         Revenues for the three months ended March 31, 2005 were $4,599,076 compared to $0 for the three months ended March 31, 2004.

         Gross profit was $319,373 for the three months ended March 31, 2005 compared $0 for the for the three months ended March 31, 2004 and we experienced a loss from operations of $1,720,219 for the three months ended March 31, 2005, compared to a loss of $750,839 for the three months ended March 31, 2004.

         Net loss was $1,898,344 for the three months ended March 31, 2005 compared to $750,839 for the three months ended March 31, 2004. The Comprehensive Loss was $1,957,451 for the three months ended March 31, 2005 compared to $750,839 for the three months ended March 31, 2004.

Revenues

         For the three months ended March 31, 2005, all $4,599,076 of revenue was earned in Canada from insurance underwriting premiums. There were no revenues for the comparable period in 2004. Approximately 95% of the underwriting insurance premiums were generated under the Coverholder agreement between Canadian Intermediaries Limited (acquired by the Company on April 29,
2004) and Lloyd's.

Costs and Expenses

         Costs and expenses of $2,039,592 for the three months ended March 31, 2005 compared to $750,839 for the three months ended March 31, 2004.

         Costs and expenses for the three months ended March 31, 2005 were mainly comprised of compensation for executive officers of $316,345, general and administrative expenses of $1,076,382, consulting expenses of $341,252, and travel and promotion expenses of $148,111, compared to compensation for executive officers of $239,500, general and administrative expenses of $247,598, consulting expenses of $117,835, and travel and promotion expenses of $142,009 for the three months ended March 31, 2004.

         For the three months ended March 31, 2005, non-cash expense for depreciation was $43,800 and for amortization was $113,702, compared to depreciation expenses of $3,897 and no amortization expenses for the comparable period in 2004. The increase in amortization expense in 2005 was mainly the result of our acquiring intangible assets in the acquisition of Canadian Intermediaries and for our acquiring Proprietary Computer software.

         The increase in our expenses during the three month period ending March 31, 2005 was a result of increasing our executive, administrative and sales and marketing staff to continue our business plan, which includes seeking approvals and preparing marketing programs for our new innovative products. We also paid consultants for specialized expertise in the areas of sales and marketing, actuarial work, technology development, project management as well as for management expertise in various industries to assist in designing and launching our programs. We are continuing our efforts to consolidate operations and position ourselves for expansion of services and products and new acquisitions.

Liquidity and Capital Resources

         At March 31, 2005, we had cash and cash equivalents of $888,312, a decrease of $893,320 from the cash and cash equivalents balance of $1,781,632 at December 31, 2004. Cash used in operating activities amounted to $655,018 for the three months ended March 31, 2005. The primary reason for the decrease was the net loss incurred for the quarter partially offset by non-cash costs and expenses of $270,851 and the collection of accounts receivable and amounts owed by related entities of approximately $800,000.

         At March 31, 2004, we had cash and cash equivalents of $22,435, an increase of $7,362 from the cash and cash equivalents balance of $15,073 at December 31, 2003. Cash used in operating activities amounted to $559,240 for the three months ended March 31, 2004. The primary reason for the decrease was the net loss incurred for the quarter, partially offset by an increase in accounts payable and accrued expenses.

         For the three months ended March 31, 2005, net cash used for investing activities amounted to $2,911,742. As described above, the Company acquired a 49% interest in Dashwood for $2,800,995. In addition, the Company acquired property and equipment of $110,747. For the three months ended March 31, 2004, the Company acquired property and equipment of $88,180.

         For the three months ended March 31, 2005, net cash provided by financing activities amounted to $2,732,547. The Company received an advance from Strategy International Insurance Group, Inc., a related party, in which we received proceeds of $2,800,995 used to acquire Dashwood. In addition, the

Company repaid stockholder loans totaling $68,448. For the three months ended March 31, 2004, net cash provided by financing activities amounted to $654,782. The increase represents loans from stockholders during the period.

         If we need to obtain additional capital, there can be no assurance given that we will be able to obtain such additional capital on acceptable terms, if at all. In such an event, this may have a materially adverse effect on our business, operating results and financial condition. If the need arises, we may attempt to obtain funding through the use of various types of short term funding, loans or working capital financing arrangement from banks or financial institutions. Our intention is to derive our primary sources of funds from sales of our services and products, supplemented by debt facilities and the issuance of new equity securities. We believe that we have sufficient liquidity to meet all of our cash requirements for the next quarter.

Off-Balance Sheet Arrangements

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Other Matters

We do not anticipate that we will undertake any material capital expenditures outside of our ordinary course of business. We do not have any significant elements of income or loss that do not arise from continuing operations and our business is not seasonal. We believe that the impact of inflation on our operations since inception has not been material.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures.

         Management, including our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this report, have concluded that, based on such evaluation, our disclosure controls and procedures were adequate and effective, in all material respects, to ensure that material information relating to this report, including our consolidated subsidiaries, was made known to them by others within those entities, particularly during the period in which this Quarterly Report on Form 10-QSB/A was being prepared.

Changes in Internal Controls.

         There have been no changes in our internal controls over financial reporting or in other factors identified in connection with the evaluation that occurred during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting. Accordingly, no corrective actions were required or undertaken.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Each Director serves until his successor is duly elected and qualified. Our Executive Officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships between our Executive Officers and Directors. The Board of Directors currently has not established an audit or other committee.

         The following table sets forth the information regarding the Officers and Directors of the Company:

        Name                                 Age           Position to Date                   Period Served
        ----                                 ---           ----------------                   -------------
        John Hamilton................        45    Chief Executive Officer,          February 27, 2003 to Present
                                                   Chairman & Director
        Kenneth Min..................        34    President                         October 1, 2003 to Present
        David Sanderson..............        59    Chief Financial Officer           July 23, 2003 to Present
        Sandro Sordi.................        44    Secretary, General Counsel &      February 27, 2003 to Present
                                                   Director
        Stephen Stonhill.............        47    Director                          February 27, 2003 to Present
        Charles Napper...............        48    Director                          February 27, 2003 to Present
        Gavin Lange..................        53    Director                          February 27, 2003 to Present

         John Hamilton has established himself as an innovative manager in the worldwide credit insurance industry over the past few years. From 1998 to 2002 he was involved in television and movie film production and financing, dealing extensively with the financial, credit risk and property risk issues of the projects that he produced. Recognizing the potential for certain insurance concepts, from 2002 to the present, Mr. Hamilton has concentrated on planning and then building RS Group. Mr. Hamilton has also been involved in small construction projects throughout the Province of Ontario. Mr. Hamilton was elected Chairman of the Board of Directors effective June 1, 2004.

         Kenneth Min joined us as Chief Technology Officer and was promoted to Chief Operating Officer and then President in 2004. From 1997 to 1999 he served as Project Manager at Bell Emergis for the development of an Oracle-based Destination Management System under a contract with the Ontario Government. From 1999 through September 2003, Mr. Min was Vice President, Client Services for TraveLinx Inc., where his responsibilities included application development and client service management spanning North America and the Caribbean.

         David Sanderson is trained as a chartered accountant and a graduate of York University, Toronto, Canada. From October 2000 through June 2003, Mr. Sanderson was the Executive Director of Ideas Canada Foundation, a public charitable foundation. From June 1994 through September 2000, Mr. Sanderson served as the president of general partnerships involved in the structuring, selling and administration of computer software limited partnerships. He brings a varied background of accounting and taxation expertise from these prior positions.

         Sandro Sordi has been a member of the Florida Bar since 1990, having earned his Juris Doctor from the University of Miami, Florida in 1989 and his B.A. (Honors) from York University in Toronto, Canada. After admission to the bar, from 1990 through 2002, he practiced law exclusively as a sole practitioner in addition to being involved in certain investment projects. Mr. Sordi joined us in 2003 where, as our General Counsel and a Director, he has a leading role in developing our growth strategy and engaging in negotiations of all types. He continues to maintain a small private legal practice.

         Stephen Stonhill, has, since inception of the Company, been a member of the Board of Directors and, until June 1, 2004, Chairman. He also serves us in a valuable consulting capacity. Mr. Stonhill had been the major shareholder and Principal Executive of Canadian Intermediaries Limited since 1995, with over 28 years experience in the London and North American insurance and reinsurance markets. Since moving to North America in 1987, he has been an Approved Correspondent with Lloyd's. Mr. Stonhill brings a wealth of management experience to the organization. Mr. Stonhill was succeeded as Chairman of the Board of Directors by Mr. Hamilton on June 1, 2004.

         Charles Napper is a senior London insurance market broker with many years in the financial services industry. He has been a broker with Tyser Special Risks Ltd., a company that focuses on contingency insurance in the sporting and promotional fields for over the past five years. He also provides insurance advice and consulting on insurance related financial services and products for us. Mr. Napper has been an active participant in the London insurance market developing new and innovative policies for bank security, and was responsible for having written the Documentary Credit Insurance Policy underwritten in Lloyd's. Additionally, Mr. Napper has written other insurance policies that have been of interest to the banking, credit and commodity trading industries.

         Gavin Lange is a senior partner in Lange & Associates with an in-depth knowledge of auditing, financial and accounting functions. Mr. Lange is a Chartered Accountant in Canada, South Africa and Israel, with 25 years experience in international and local businesses.

         All directors have been appointed to serve until December 31, 2005.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

         We do not, as a standard practice, compensate our directors for their service. However, all of our current directors also serve us as either officers or consultants, and we compensate them for their service in such capacities.

EXECUTIVE OFFICER COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table provides summary information concerning the compensation earned by our Chief Executive Officer and our other Executive Officers for services rendered for the fiscal years ended December 31, 2003 and December 31, 2004. With respect to these persons' annual compensation, no bonuses have been paid by us and no other annual compensation (options, stock appreciation rights, restricted stock awards, long-term incentive plans, etc.) has been paid.

         Name and Principal Position                                                     Year            Salary
         ---------------------------                                                     ----            ------
         John Hamilton, Chief Executive Officer and Chairman of the Board of
            Directors.........................................................           2004           $416,667
                                                                                         2003           $ 62,500

         Sandro Sordi, General Counsel/Secretary and Director.................           2004           $375,000
                                                                                         2003           $ 62,500

         Stephen Stonhill, Consultant, Director and former Chairman of the Board         2004           $250,000
                                                                                         2003           $ 62,500

         David Sanderson, Chief Financial Officer.............................           2004           $ 88,442
                                                                                         2003           $ 89,000

         Kenneth Minn, President..............................................           2004           $ 83,235
                                                                                         2003           $ 66,000

EMPLOYMENT ARRANGEMENTS

         We have no equity compensation plans, including individual compensation arrangements, currently in place.

         We issue equity compensation in the form of grants of restricted Common Stock in connection with various employment and consulting agreements. While the amounts vary by agreement, they are generally structured as an initial grant made upon or after the execution of the agreement, followed by an incentive-based grant made upon the achievement of performance milestones.

         During the fourth quarter of 2004, we issued 50,000 Common shares to three (3) employees of the Company, totaling 150,000 shares, in connection with their employment agreements with us. We recorded compensation expense of $150,000 in connection with these grants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         At the close of business on April 20, 2005, 26,519,530 shares of our Common Stock were issued and outstanding. The following table provides information regarding beneficial ownership of our Common Stock as of April 20, 2005 by:

         o each person known by us to be the beneficial owner of more than five percent of our Common Stock;

         o    each of our directors;

         o each executive officers named in the summary compensation table and three former executive officers; and

         o    all of our current directors and executive officers as a group.

         The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

         The following persons (including any "group") are known to us to be beneficial owners of more than five percent (5%) of any class of our voting securities. In the case of preferred securities, the percentages are computed on an "as converted" basis. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to warrants that are exercisable or convertible securities that are convertible within 60 days of the inception of their right to exercise or convert are deemed to be outstanding for purposes of computing the percentage of that person or entity holding such warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

         Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable community property laws.

                                                                              Amount and
                                                                               Nature of               Percent of Voting
Name and Address of Beneficial Owner            Title of Class              Beneficial Owner               Equity (1)
------------------------------------        -----------------------     --------------------------   ---------------------
Judith Hamilton (2)                          Series A Convertible               21,000,000                    14.86%
  17 Charnwood Road                          Preferred                        (Direct Owner)
  Toronto, Ontario, Canada, M3B 2P7
Anna Sordi (3)                               Series A Convertible               15,400,000                    10.90%
  24 Duval Drive                             Preferred                        (Direct Owner)
  Toronto, ON. Canada. M6L 2K1
Stephen Stonhill (4)                         Series A Convertible                8,567,000                     7.24%
  18854 Heart Lake Road                      Preferred                       (Indirect Owner)
  Caledon Village ON, Canada L0N 1C0
Charles Napper (5)                           Series A Convertible                6,900,000                     4.88%
  Hensley Down Farm Battle, TN33 9BN         Preferred                  (Direct and Indirect owner)
  United Kingdom
Ellan Lisa Forrest (6)                       Series A Convertible                4,500,000                     3.18%
  3103 Orleans Road                          Preferred                        (Direct Owner)
  Mississauga, Ontario, Canada
All Executive Officers and Directors as a Group (7)                             29,017,000                    41.06%

(1) These figures represent the percentage of our aggregate number of issued and outstanding shares of Common Stock as of April 20, 2005 held by each beneficial owner in this table, after the conversion of each preferred stockholder's preferred shares and exercise of each Series B Preferred stockholder's Warrants.

(2) Judith Hamilton is the wife of John Hamilton, our Chief Executive Officer, Chairman of the Board of Directors and a Director. Ms. Hamilton has the right to convert her Series A Convertible Preferred shares into 10,500,000 shares of Common Stock. John Hamilton disclaims beneficial ownership of these shares.

(3) Anna Sordi is the wife of Sandro Sordi, our General Counsel, Secretary and a Director. Ms. Sordi has the right to convert her Series A Convertible Preferred shares into 7,700,000 shares of Common Stock. Sandro Sordi disclaims beneficial ownership of these shares.

(4) Stephen Stonhill is a Director and consultant to us. This table represents the beneficial ownership of shares indirectly owned or controlled by Mr. Stonhill through his position as a controlling person of 1604494 Ontario, Inc., a Canadian corporation. Mr. Stonhill has the right to convert the 6,900,000 Series A Convertible Preferred shares that he owns into 3,450,000 shares of Common Stock. As well, Mr. Stonhill received 1,667,000 shares of common stock from the Company during the year from the sale of all of the shares of Canadian Intermediaries Limited to us, previously wholly-owned by Mr. Stonhill.

(5) Charles Napper is a Director and consultant to us. This table represents the indirect ownership by Mr. Napper of 2,300,000 shares of Series A Convertible Preferred Stock which he has the right to convert into 1,150,000 shares of common stock, and beneficial ownership of 4,800,000 shares of Series A Convertible Preferred Stock, which are convertible into 2,400,000 shares of common stock, that are indirectly owned or controlled by Mr. Napper through his position (to the best of our knowledge), as majority security holder and controlling person of Quo Vardis, Ltd.

 (6) Ellan Lisa Forrest is the spouse of Hugh Forrest, a former officer of the Company and an officer of companies under common control with us. Ms. Forrest has the right to convert her Series A Convertible Preferred shares into 2,250,000 shares of Common Stock. Hugh Forrest disclaims beneficial ownership of these shares.

(7) Includes holdings of Judith Hamilton (wife of John Hamilton), Anna Sordi (wife of Sandro Sordi), Stephen Stonhill, Charles Napper, 1604494 Ontario, Inc. and Quo Vardis, Ltd. Computation of amount of beneficial ownership is shown on an "as converted" basis.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article X of our charter provides that, subject to Section 607.0850 of the Florida Business Corporation Act, we will indemnify our officers, directors, former officers and directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement arising out of his services as our officer or director.

         Section 607.0850 of the Florida Business Corporation Act states that we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Our employment agreements with certain of our officers contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On May 25, 205, we entered into a Letter of Intent with Strategy International Insurance Group Inc. that may result in our becoming a wholly-owned subsidiary of Strategy. Stephen Stonhill, who serves on our Board of Directors, is the Chairman of the Board of Directors and Chief Executive Officer of Strategy. Strategy is a holding company whose primary operations are conducted through its subsidiary, Strategy Insurance Limited, a Barbados-formed and licensed provider of specialty lines of insurance, reinsurance and structured risk underwriting, focusing on credit risk and credit enhancement. The parties are currently negotiating the specific structure and consideration for the proposed combination. We anticipate that Strategy will offer cash and stock as consideration. To date, however, no formal agreement between Strategy and us has been reached.

         During the periods ended March 31, 2005 and December 31, 2004, we made cash advances to received cash advances from and charged related entities for occupancy and expenses sharing arrangements. In addition, we incurred underwriting costs and claims from a realted party of $110,150 and $0 for the three months ended March 31, 2005 and 2004, respectively. At March 31, 2005 we were owed $866,730 by certain entities and owed $2,851,956 to another entity. At December 31, 2004, such entities owed us $1,390,395.

         Loans from stockholders represent net advances made by two of its stockholders/officers. The advances do not bear interest and are due on demand. At March 31, 2005 and December 31, 2004, we owed these stockholder/officers $187,994 and $256,442, respectively.


                                 TRANSFER AGENT

         The transfer agent and registrar for our Common Stock is Interwest Transfer Company, Inc., Salt Lake City, Utah.

                              AVAILABLE INFORMATION

         We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         This Prospectus is part of a registration statement on Form SB-2/A that we filed with the SEC. Certain information in the registration statement has been omitted from this Prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this Prospectus. For further information you may read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's Public Reference Room; or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

                                  LEGAL MATTERS


         Fox Rothschild LLP, of 997 Lenox Drive, Building 3, Lawrenceville, New Jersey 08648, on the preparation of the Registration Statement on Form SB-2/A, of which this Prospectus forms a part. Sandro Sordi, our Secretary and General Counsel and a director, has advised us about the legality and validity of the shares. We know of no members of Fox Rothschild LLP who are beneficial owners of our Common Stock or Preferred Stock. Anna Sordi, Mr. Sordi's wife, is the beneficial owner of 15,000,000 shares of our Series A Preferred Stock. Such shares may be converted into 7,500,000 shares of our Common Stock. Mr. Sordi disclaims beneficial ownership of such shares.


                                     EXPERTS

         Our consolidated financial statements as of March 31, 2005 included in this Prospectus have been audited by Samuel Klein and Company, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Our consolidated financial statements as of December 31, 2004 included in this Prospectus have been audited by Rotenberg Meril Solomon Bertiger & Guttilla, P.C., as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               PROSPECTUS DELIVERY

         Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to Prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of the shares, such selling stockholders, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M also prohibits any bid or purchase for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----
Report of Independent Registered Accounting Firm........................... F-2
Report of Independent Auditors ............................................ F-3
Consolidated Balance Sheets - December 31, 2004 and 2003................... F-4
Consolidated Statements of Operations and Comprehensive Income (Loss)
  Year Ended December 31, 2004 and February 27, 2003
  (Inception Date) to December 31, 2003.................................... F-5
Consolidated Statements of Stockholders' Equity
  Year Ended December 31, 2004 and February 27, 2003....................... F-6
Consolidated Statements of Cash Flows Year Ended December 31, 2004 and
  February 27, 2003 (Inception Date) to December 31, 2003.................. F-7
Notes to Consolidated Financial Statements................................. F-8
Consolidated Balance Sheets - March 31, 2005 (Unaudited)
  and December 31, 2004 (Audited).......................................... F-25
Consolidated Statements of Operations and Comprehensive Loss
  (Unaudited) Three Months Ended March 31, 2005 and 2004................... F-26
Consolidated Statements of Cash Flows (Unaudited) Three Months
  Ended March 31, 2005 and 2004.............................................F-27
Notes to Consolidated Financial Statements................................. F-28

                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


To the Board of Directors and Stockholders of RS Group of Companies, Inc. and Subsidiaries
Toronto, Ontario, Canada

We have audited the accompanying consolidated balance sheet of RS Group of Companies, Inc. and Subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of operations and comprehensive income
(loss), stockholders' equity (deficit) and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of December 31, 2003 and for the period February 27, 2003 (inception date) to December 31, 2003 were audited by other auditors whose report dated March 24, 2004 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                           /s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
                               ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.


Saddle Brook, New Jersey
April 13, 2005

                          REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
RS Group of Companies, Inc.
         (formerly Rent Shield Corp.)
Toronto, Canada


We have audited the accompanying balance sheet of Rent Shield Corp. and its subsidiaries (A Development Stage Company) as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (February 27, 2003) to December 31, 2003. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rent Shield Corp. and its Subsidiaries (A Development Stage Company) as of December 31, 2003 and the results of its operations and its cash flows for the period from inception (February 27, 2003) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

                                                  /s/ Samuel Klein and Company
                                                      SAMUEL KLEIN AND COMPANY

Newark, New Jersey
March 24, 2004

                           RS GROUP OF COMPANIES, INC.

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2004 and 2003



                                                                       2004              2003
                                                                   ------------      -----------
                                 ASSETS
Current Assets:
   Cash and cash equivalents                                       $  1,781,632      $    15,073
   Accounts receivable, net                                           5,782,518           58,492
   Prepaid expenses                                                      97,277               --
   Other current assets                                                  78,918               --
                                                                   ------------      -----------
        Total Current Assets                                          7,740,345           73,565
                                                                   ------------      -----------

Property and Equipment, net                                             756,111          137,782
                                                                   ------------      -----------

Intangible assets, net (including goodwill of $1,000,000 and
    $0, respectively)                                                 5,244,866               --
                                                                   ------------      -----------

Other Assets:
    Deposits                                                             57,933           57,933
    Receivables from affiliated entities                              1,390,395               --
                                                                   ------------      -----------
        Total Other Assets                                            1,448,328           57,933
                                                                   ------------      -----------

        Total Assets                                               $ 15,189,650      $   269,280
                                                                   ============      ===========


             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
   Accounts payable and accrued expenses                           $  3,194,596      $   258,209
   Accrued officers' compensation                                       157,521               --
   Loans from stockholders                                              256,442          977,159
   Deferred rent                                                         31,478               --
                                                                   ------------      -----------
        Total Current Liabilities                                     3,640,037        1,235,368
                                                                   ------------      -----------

Minority Interest                                                        28,146               --
                                                                   ------------      -----------

Stockholders' Equity (Deficit):
  Preferred Stock Series A Convertible, no par value;
    75,000,000 shares authorized; 60,000,000 shares issued and
    outstanding                                                          20,000           20,000
  Preferred Stock Series B Convertible, no par value;
    12,725,000 shares authorized; 5,781,250 shares issued;
    5,718,750 shares outstanding                                      3,663,000               --
  Common stock, no par value
    100,000,000 shares authorized; 24,150,780 and
    15,290,030 shares issued and outstanding, respectively           10,028,386        1,264,899
 Treasury stock; 62,500 Preferred Stock Series B
    Convertible shares                                                  (50,000)              --
 Deferred compensation                                                 (194,534)              --
 Currency translation adjustment                                        555,213               --
 Accumulated deficit                                                 (2,500,598)      (2,250,987)
                                                                   ------------      -----------
          Total Stockholders' Equity (Deficit)                       11,521,467         (966,088)
                                                                   ------------      -----------

          Total Liabilities and Stockholders' Equity (Deficit)     $ 15,189,650      $   269,280
                                                                   ============      ===========

   The accompanying notes are an integral part of these financial statements.

                           RS GROUP OF COMPANIES, INC.


     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
               YEAR ENDED DECEMBER 31, 2004 AND FEBRUARY 27, 2003
                      (INCEPTION DATE) TO DECEMBER 31, 2003


                                                                           2004              2003
                                                                       ------------      ------------
Underwriting insurance premiums and brokerage fees (includes
    sales to related parties of $3,000,000 and $-0-, respectively)     $ 16,322,437      $     58,492

Underwriting costs and claims                                             9,804,866                --
                                                                       ------------      ------------

Gross profit                                                              6,517,571            58,492
                                                                       ------------      ------------

Costs and Expenses:
  Executive officers' compensation                                        1,277,519           187,500
  General and administrative expenses                                     2,649,862           418,940
  Consulting expenses                                                     1,678,545         1,520,227
  Travel and promotion expenses                                             459,548           180,255
  Amortization expense                                                      303,205                --
  Depreciation expense                                                       92,613             2,557
                                                                       ------------      ------------
     Total costs and expenses                                             6,461,292         2,309,479
                                                                       ------------      ------------

Income (loss) from operations                                                56,279        (2,250,987)

(Income) related to minority interest                                       (28,146)               --

(Loss) on foreign currency transactions                                    (277,744)               --
                                                                       ------------      ------------

Net loss                                                                   (249,611)       (2,250,987)

Other comprehensive income - foreign translation adjustment                 555,213                --
                                                                       ------------      ------------

Comprehensive income (loss)                                            $    305,602      $ (2,250,987)
                                                                       ============      ============



Basic and diluted loss per share                                       $      (0.01)     $      (0.16)
                                                                       ============      ============


Basic and diluted weighted average
    common shares outstanding                                            18,917,770        13,878,229
                                                                       ============      ============

   The accompanying notes are an integral part of these financial statements.

                           RS GROUP OF COMPANIES, INC.


                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        YEAR ENDED DECEMBER 31, 2004 AND
             FEBRUARY 27, 2003 (INCEPTION DATE) TO DECEMBER 31, 2003

                       PREFERRED STOCK      PREFERRED STOCK
                          A SERIES             B SERIES                  COMMON STOCK          TREASURY STOCK
                    -------------------  -----------------------   -----------------------   ------------------
                      NUMBER               NUMBER                    NUMBER                  NUMBER
                    OF SHARES   AMOUNT   OF SHARES     AMOUNT      OF SHARES     AMOUNT     OF SHARES   AMOUNT  C
                    ----------  -------  ----------  -----------   ----------  -----------  ---------  -------- -
At inception on
February 27, 2003               $    --              $        --               $        --             $     --

Issuance of
preferred stock     60,000,000   20,000

Issuance of
stock in
connection
with reverse
acquisition                                                        12,228,600      (10,101)

Issuance of
common stock
for services                                                        3,061,430    1,275,000

Net Loss for
the period
                    ----------  -------   ---------  -----------   ----------  -----------   -------   --------

Balances,
December 31, 2003   60,000,000   20,000          --           --   15,290,030    1,264,899        --         --

Issuance of
common stock
in connection
with CIL
acquisition                                                         1,667,000    2,500,000

Issuance of
common stock
in connection
with RSASC
acquisition                                                         1,000,000    1,000,000

Issuance of
common stock
for property
and equipment                                                         600,000      450,000

Issuance of
common stock
for services                                                          650,000      525,000

Issuance of
Preferred Stock
Series B
in connection
with private
placement net
of issuance costs                        10,725,000    7,618,000

Conversion of
Preferred Stock
Series B
Into common stock                        (4,943,750)  (3,955,000)   4,943,750    3,955,000

Acquisition of
treasury stock                                                                               (62,500)   (50,000)

Warrants issued
in connection
with consulting
agreement                                                                          333,487

Amortization of
deferred stock-
based compensation

Currency
translation
adjustment

Net loss
for the year
                    ----------  -------   ---------  -----------   ----------  -----------   -------   --------

Balances,
December 31, 2004   60,000,000  $20,000   5,781,250  $ 3,663,000   24,150,780  $10,028,386   (62,500)  $(50,000)
                    ==========  =======   =========  ===========   ==========  ===========   =======   ========

[RESTUB]




                    DEFERRED   TRANSLATION ACCUMULATED
                  COMPENSATION  ADJUSTMENT   DEFICIT        TOTAL
                  ------------ ----------- -----------   -----------
At inception on
February 27, 2003                                        $        --

Issuance of
preferred stock                                               20,000

Issuance of
stock in
connection
with reverse
acquisition                                         --       (10,101)

Issuance of
common stock
for services                                        --     1,275,000

Net Loss for
the period                                  (2,250,987)   (2,250,987)
                     ---------   --------  -----------   -----------

Balances,
December 31, 2003           --         --   (2,250,987)     (966,088)

Issuance of
common stock
in connection
with CIL
acquisition                                                2,500,000

Issuance of
common stock
in connection
with RSASC
acquisition                                                1,000,000

Issuance of
common stock
for property
and equipment                                                450,000

Issuance of
common stock
for services                                                 525,000

Issuance of
Preferred Stock
Series B
in connection
with private
placement net
of issuance costs                                          7,618,000

Conversion of
Preferred Stock
Series B
Into common stock                                                 --

Acquisition of
treasury stock                                               (50,000)

Warrants issued
in connection
with consulting
agreement             (333,487)                                   --

Amortization of
deferred stock-
based compensation     138,953                               138,953

Currency
translation
adjustment                        555,213                    555,213

Net loss
for the year                                  (249,611)     (249,611)
                     ---------   --------  -----------   -----------

Balances,
December 31, 2004    $(194,534)  $555,213  $(2,500,598)  $11,521,467
                     =========   ========  ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           RS GROUP OF COMPANIES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     YEAR ENDED DECEMBER 31, 2004 AND FEBRUARY 27, 2003 (INCEPTION DATE) TO
                                DECEMBER 31, 2003

                                                                     DECEMBER 31,
                                                              ----------------------------
                                                                 2004              2003
                                                              -----------      -----------
Cash Flows from Operating Activities:
  Net loss                                                    $  (249,611)     $(2,250,987)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Amortization                                                303,205               --
      Depreciation                                                 92,613            2,557
      Currency translation adjustment                             555,213               --
      Noncash compensation expense                                150,000        1,275,000
      Minority interest in subsidiary                              28,146               --
      Stock compensation relating to issuance of warrants         138,953
      (Increase) in accounts receivable                        (4,014,655)         (58,492)
      (Increase) in prepaid expenses                              (97,277)              --
      (Increase) in other current assets                          (78,918)              --
      (Increase) in receivable from affiliated entities        (1,390,395)              --
      (Increase) in deposits                                           --          (57,933)
      Increase in accounts payable and accrued expenses         1,044,804          247,895
      Increase in accrued officers' compensation                  157,521               --
      Increase in deferred rent                                    31,478               --
                                                              -----------      -----------
          Net cash used in operating activities                (3,328,923)        (841,960)
                                                              -----------      -----------

Cash Flows from Investing Activities
    Acquisitions of property and equipment                       (257,337)        (140,339)
    Cost of acquisition net of cash acquired                   (1,869,464)              --
    Net cash acquired in reverse acquisition                           --              213
                                                              -----------      -----------
          Net cash used in investing activities                (2,126,801)        (140,126)
                                                              -----------      -----------

Cash Flows from Financing Activities:
  Proceeds from issuance of Series B preferred stock            7,993,000               --
  Proceeds from loans from stockholders                           256,442          977,159
  Repayments of loans from stockholders                          (977,159)              --
  Acquisition of treasury stock                                   (50,000)              --
  Issuance of Series A preferred stock                                 --           20,000
                                                              -----------      -----------
          Net cash provided by financing activities             7,222,283          997,159
                                                              -----------      -----------

Net Increase in Cash and Cash Equivalents                       1,766,559           15,073

Cash and Cash Equivalents, beginning of period                     15,073               --
                                                              -----------      -----------

Cash and Cash Equivalents, end of period                      $ 1,781,632      $    15,073
                                                              ===========      ===========


Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                                                  $        --      $        --
                                                              ===========      ===========
    Income taxes                                              $    16,343      $        --
                                                              ===========      ===========

                           RS GROUP OF COMPANIES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     YEAR ENDED DECEMBER 31, 2004 AND FEBRUARY 27, 2003 (INCEPTION DATE) TO
                               DECEMBER 31, 2003
                                   (CONTINUED)


                                                                      DECEMBER 31,
                                                               ----------------------------
                                                                   2004             2003
                                                               -----------      -----------
Supplemental Disclosures of non cash financing activities:
      Cost of warrants issued as compensation
            in connection with consulting agreement            $   333,487      $        --
                                                               ===========      ===========
      Common stock issued as compensation                      $   525,000      $ 1,275,000
                                                               ===========      ===========

      Common stock issued for property and equipment           $   450,000      $        --
                                                               ===========      ===========

   Conversion of Series B preferred stock to common stock      $ 3,955,000      $        --
                                                               ===========      ===========


Supplemental Disclosures of non cash investing activities:
   CIL acquisition
        Common stock issued                                    $ 2,500,000      $        --
        Net assets acquired                                       (630,536)              --
                                                               -----------      -----------

        Cost of acquisition net of cash acquired               $ 1,869,464      $        --
                                                               ===========      ===========

   RSASC Acquisition
        Common stock issued for acquisition of company         $ 1,000,000      $        --
                                                               ===========      ===========

   Reverse acquisition:
        Fair value of assets acquired other than cash          $        --      $        --
        Liabilities assumed                                             --           10,314
        Common stock issued                                             --          (10,101)
                                                               -----------      -----------

        Cash acquired                                          $        --      $       213
                                                               ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company
-----------

RS Group of Companies, Inc. (the "Company") is a holding company for an integrated group of insurance and finance-related businesses and affinity program managers. The Company has developed and is implementing a strategy to design, structure and sell a broad series of pass-through risk, specialty insurance backed and reinsurance platform products throughout North America.

The Company intends to continue its efforts to develop the practice of introducing financial guarantee programs in other areas, including construction and real estate development, offering future value guarantee insurance, and providing mortgage insurance for the residential market. The Company is currently engaged in discussions and contract negotiations with other insurance reinsurance companies relating to possible strategic marketing partnerships and enhanced and insurance backed product offerings. The Company was formerly known as "Rent Shield Corp." and changed its name to "RS Group of Companies, Inc." on April 23, 2004.

The Company is the successor, through a share exchange that occurred on April 24, 2003, to E-Hobby Network, Inc., a corporation that was formed under Florida law on January 3, 2001. The name of the Company was changed to "Rent Shield Corp." on April 8, 2003. The exchange of shares was made with Rent Gard Corporation ("Rent Gard"), a privately-held corporation formed under Florida law. Prior to the share exchange, and after giving effect to a 3-1 forward split (the record date for the stock split was April 22, 2003 with a payment date of April 29, 2003), the Company had 66,228,600 shares of common stock, no par value ("Common Stock") issued and outstanding and no preferred shares issued and outstanding.

The Company issued 60,000,000 shares of Series A Preferred Stock ("Series A") to Rent Gard stockholders in exchange for all the issued and outstanding common stock of Rent Gard. This share exchange was affected as a nonpublic offering in reliance upon the exemption from registration under Section 4(2) of the Securities Act. As a result, Rent Gard became the Company's wholly-owned subsidiary. In connection with the share exchange, the Company's majority stockholder at the time agreed to cancel 54,000,000 of 60,000,000 shares of her post-split Common Stock. As a result of the cancellation and the subsequent issuance of shares, the Company had 12,228,600 shares of Common Stock issued and outstanding and 60,000,000 shares of Series A issued and outstanding as of April 24, 2003.

In November 2003, the Company entered into a Share Purchase Agreement for the acquisition of Canadian Intermediaries Limited ("CIL"), a Lloyd's of London Coverholder that was 100% owned by Stephen Stonhill, a Director of the Company (a "Coverholder" is a person authorized by Lloyd's to accept or to issue insurance documents evidencing the acceptance of risks on behalf of Lloyd's underwriting agents). This acquisition closed on April 29, 2004. The Company acquired, in a private placement transaction, all of the issued and outstanding shares of Mr. Stonhill, for $2,500,000 in cash and 1,667,000 shares of the Company's Common Stock valued at $2,500,000.

                           RS GROUP OF COMPANIES, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company (Continued)
-----------------------

The acquisition of CIL has been accounted for as a purchase by the Company. In connection with the acquisition, the purchase price was allocated as follows:

Cash                                                 $   630,536
Accounts receivable                                    1,709,371
Property and equipment                                     3,605
License agreements and proprietary know how            4,548,071
Accounts payable                                      (1,891,583)
                                                     -----------

                                                     $ 5,000,000
                                                     ===========

On March 1, 2004, the Company acquired 100% of the outstanding shares of common stock of Rent Shield America Services Corporation ("RSASC"), a company that it had contracted with to exclusively provide certain services in the United States and Canada. The Company acquired these shares for the issuance of 1,000,000 shares of its Common Stock valued at $1,000,000 the fair market value at that time. The acquisition of RSASC has been accounted for as a purchase and the purchase price has been allocated to goodwill.

On October 1, 2004, the Company acquired 100% of Value Guaranteed Vacations Inc. "VGV", a company formed under the laws of the province of Ontario, and previously wholly-owned by the Company's chief executive officer , director and stockholder for the forgiveness of $101,291 debt owed by VGV to the Company.

VGV offers, as one of its benefits, an affinity program that provides protection to vacation property timeshare owners against the depreciation of their timeshare ownership interests. The VGV(TM) Club offers a ten year guarantee of the value of the timeshare at the date of purchase, as well as a no fee credit card and travel related discounts including AIG travel coverage while at the timeshare. This membership program is being marketed to large timeshare developers and promoters who will in turn offer the program to existing and prospective timeshare owners.

Shield Financial Services (Canada) Inc. ("Shield") was a privately-held company incorporated under Canadian law in September 2003 and is 51% owned by a licensed insurance broker. Shield is an operating affiliate that specializes in the distribution of credit insurance products. On March 1, 2004, the Company executed two agreements with Shield. One agreement resulted in the Company acquiring 49% of the outstanding shares of Shield for $1 and receiving 99% of the net revenues of Shield. The other agreement provided that Shield will act as the Company's exclusive broker to place all insurance required by it, by the Company's subsidiaries, or by any entity for which the Company has an agreement to provide insurance.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company (Continued)
-----------------------

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46). In December 2003, the FASB issued a revision to FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides guidance on the identification and consolidation of variable interest entities, or VIEs, which are entities for which control is achieved through means other than through voting rights. The provisions of FIN 46 are required to be applied to VIEs created or in which the Company obtains an interest after January 31, 2003. In accordance with FIN No. 46, we have consolidated Shield in our financial statements. Minority interest represents the ownership interests of the other stockholders of Shield.

Significant Accounting Policies
-------------------------------

Principles of Consolidation and Basis of Presentation
-----------------------------------------------------

The accompanying financial statements consolidate the accounts of the Company and its wholly-owned and minority-controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Management's Estimates
-----------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company generates its revenues from brokerage fees, commissions, underwriting insurance premiums and from investment income. These revenues are earned through the marketing and distribution of credit insurance and related products.

Commission revenues are recognized at the latter of the billing or the effective date of the related insurance policies. Commission revenues related to installment premiums are recognized periodically as billed. Contingent commissions and commissions on premiums directly billed by insurance companies are recognized as revenue when the data necessary to reasonably determine such amounts has been obtained by the Company. A contingent commission is a commission paid by an insurance company that is based on the overall profit and/or volume of the business placed with that insurance company.

Fee revenues generated from the Brokerage segment primarily relate to fees negotiated in lieu of commissions, which are recognized in the same manner as commission revenues.

Brokerage expense represents commissions paid to sub-brokers related to the placement of certain business by the Company. This expense is recognized in the same manner as commission revenues.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies (Continued)
-------------------------------------------

Revenue Recognition (Continued)
-------------------------------

Underwriting insurance premiums will be recognized as written upon inception of the policy. For multi-year policies written which are payable in annual installments, due to the ability of the insured/reinsured to commute or cancel coverage within the term of the policy, only the annual revenues from underwriting insurance premiums will be included as written at policy inception. The remaining annual revenues from underwriting insurance premiums included as written at each successive anniversary date within the multi-year term.

Revenues from underwriting insurance premiums written will be primarily earned on a daily pro-rata basis over the terms of the policies to which they relate. Accordingly, unearned revenues will represent the portion of underwriting insurance premiums written which is applicable to the unexpired portion of the policies in force.

The information used in establishing these estimates is reviewed and subsequent adjustments are recorded in the period in which they are determined. These revenues from underwriting insurance premiums are earned over the terms of the related reinsurance contracts.

Cash Equivalents
----------------

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market accounts.

Concentrations
--------------

Cash and cash equivalents are maintained with major financial institutions in the United States and Canada. Deposits held with these banks at times exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore, bear minimal risk.

Fair Value of Financial Instruments
-----------------------------------

Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, receivables, accounts payable and other accrued expenses approximate fair value because of their short maturities.

Translation of Foreign Currencies
---------------------------------

Assets and liabilities of foreign operations, where the functional currency is the local currency, are translated into U.S. dollars at the fiscal year-end exchange rate. The related translation adjustments are recorded as cumulative translation adjustments, a separate component of stockholders' equity. Revenues and expenses are translated using average exchange rates prevailing during the year. Foreign currency transaction gains and losses as well as translation adjustments for assets and liabilities of foreign operations where the functional currency is the dollar, are included in income.

Comprehensive Income
--------------------

The Company reports components of comprehensive income under the requirements of Statement of Financial Accounting Standards No. 130, (SFAS 130) "Reporting Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components which require that certain items be presented as separate components of stockholders' equity. For the periods presented, the Company's comprehensive gain consisted solely of foreign currency translation adjustments.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies (Continued)
-------------------------------------------

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which vary from three to seven years. Leasehold improvements are being amortized over the related lease term or estimated useful lives, whichever is shorter.

Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the gains or losses are reflected in the results of operations. Routine maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets
-------------------------------

The Company adopted Statement of Financial Accounting Standards No. 144 (SFAS
144) "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 144 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in SFAS 144 as being held for disposal by sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

Earnings (Loss) Per Share
-------------------------

The Company computes earnings or loss per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if securities or other agreements to issue common stock were exercised or converted into common stock, only in the periods in which the effect is dilutive. The following securities have been excluded from the calculation of net loss per share, as their effect would be antidilutive.

                                            2004               2003
                                         ----------         ----------
         Convertible preferred stock     38,725,324         30,000,000
         Warrants                         5,720,823                 --

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies (Continued)
-------------------------------------------

Intangible Assets and Goodwill
------------------------------

Intangible assets, consisting of licensing agreements, proprietary know-how, patents and logos are amortized to operations under the straight-line method over their estimated useful lives or statutory lives, whichever is shorter. All intangible assets, except for goodwill, are being amortized over a period of ten years.

The Company accounts for goodwill in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), which addresses the financial accounting and reporting standards for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill no longer be amortized, and instead, be tested for impairment on a periodic basis.

Advertising and Promotional Costs
---------------------------------

Advertising expenditures of the Company's programs and services will be expensed in the period the advertising costs are incurred. Advertising expenses totaled $79,283 and $0 for 2004 and 2003, respectively.

Start-Up Activities
-------------------

Start-Up activities were accounted for in accordance with the American Institute of Certified Public Accountants' Statement of Position 98-5 (SOP 98-5), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires start-up costs, as defined, to be expensed as incurred and is effective for financial statements for fiscal years beginning after December 15, 1998. The Company currently expenses all start-up costs as incurred and the application of SOP 98-5 had no material impact on the Company's financial statements.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies (Continued)
-------------------------------------------

Stock-Based Compensation
------------------------

The Company has elected to follow Accounting Principles Board Opinion No. 25, (APB 25) "Accounting for Stock Issued to Employees" in accounting for options and warrants granted to its employees. Under APB 25, when the exercise price of the Company's options or warrants equals or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized. No options or warrants have been granted to employees through December 31, 2004.

Stock options and warrants granted to non-employees are recorded at their fair value, as determined in accordance with Financial Accounting Standards Board Statement No. 123, (SFAS 123) "Accounting for Stock Based Compensation" and Emerging Issues Task Force Consensus No. 96-18, and recognized over the related service period.

In December 2004, the FASB issued SFAS No. 123 (revised) "Share-Based Payment." This statement eliminates the alternative to account for share-based compensation transactions using APB Opinion No. 25 and will require that compensation expense be measured based on the grant-date fair value of the award and recognized over the requisite service period for awards that vest. The Statement is effective as of the beginning of the first interim or annual reporting period beginning after June 15, 2005. The Company does not expect the adoption of this Statement to have a material impact on its financial statements.

Income Taxes
------------

The Company utilizes Statement of Financial Accounting Standards No. 109, (SFAS
109) "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncement
-------------------------------

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies (Continued)
-------------------------------------------

Reclassifications
-----------------

Certain amounts on the 2003 balance sheet have been reclassified to conform to the 2004 presentation.

2. ACCOUNTS RECEIVABLE

The Company did not provide an allowance for doubtful accounts as management believed all accounts receivable as of December 31, 2004 and 2003 were fully collectible. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change.

At December 31, 2004, accounts receivable consisted of approximately $2,900,000 of brokerage fees and $2,878,000 of insurance underwriting premiums.

At December 31, 2004, one customer accounted for 50% of the Company's accounts receivable. At December 31, 2003, one customer accounted for 100% of the Company's accounts receivable.

3. SALES AND MAJOR CUSTOMERS

All underwriting insurance premiums and brokerage commissions were earned in Canada.

In 2004, revenue from insurance underwriting premiums and brokerage fees amounted to approximately $10,424,000 and $5,898,000, respectively. In 2003, revenue from insurance underwriting amounted to approximately $58,000.

In 2004, approximately 96% of the underwriting insurance premiums were generated under the Coverholder agreement with Lloyd's of London. Under the terms, the agreement can be cancelled or terminated under a variety of circumstances (as described) including cancellation without prejudice by Lloyd's with sixty days notice. Although management believes that it is highly unlikely that the agreement will be cancelled or terminated, such cancellation or termination could negatively affect the Company's financial position and results of operations.

In 2004, two customers accounted for approximately $5,898,000 of gross revenue or 36%. One of the customers is a related party which accounted for $3,000,000 of gross revenue or 18%.

In 2004, the two customers accounted for approximately 90% of gross profit. One of the customers is a related party which accounted for 46% of gross profit.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)

4. PROPERTY AND EQUIPMENT

Property and equipment at December 31, consisted of:

                                               2004         2003
                                             --------     --------

         Furniture and fixtures              $119,800     $ 15,339

         Computer equipment                    49,233           --
         Computer software                    627,005      125,000

         Vehicle                               59,160           --

         Leasehold improvements                 1,328           --
                                             --------     --------
                                              856,526      140,339
         Less:  Accumulated depreciation
                      and amortization        100,415        2,557
                                             --------     --------

                                             $756,111     $137,782
                                             ========     ========

5. INTANGIBLE ASSETS

Intangible assets at December 31, consist of the following:

                                                 2004             2003
                                              -----------      ---------

         Licenses agreements,
           proprietary know-how, etc          $ 4,548,071      $      --

         Less: Accumulated amortization          (303,205)            --
                                              -----------      ---------
                                                4,244,866             --

         Goodwill                               1,000,000             --
                                              -----------      ---------
                                              $ 5,244,866      $      --
                                              ===========      =========

Amortization for 2004 and 2003 was $303,205 and $0, respectively.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)

6. RELATED PARTY TRANSACTIONS

During the periods ended December 31, 2004 and 2003, the Company made cash advances and charged related entities for occupancy and expense sharing arrangements. At December 31, 2004 and 2003, such entities owed the Company $1,390,395 and $0, respectively.

During the periods ended December 31, 2004 and 2003, the Company received cash advances from two of its stockholder/officers. The advances do not bear interest and are due on demand. At December 31, 2004 and 2003, the Company owed these stockholder/officers $256,442 and $977,159, respectively.

7. PROVISION FOR INCOME TAXES

All of the Company's operations are in Canada.

The component of deferred tax assets at December 31, is as follows:

                                                   2004              2003
                                                ---------         ---------
         Net operating loss carry forwards      $ 718,259         $ 607,437
         Less:  Valuation allowance              (718,259)         (607,437)
                                                ---------         ---------
                                                $      --         $      --
                                                =========         =========

A 100% valuation allowance was provided at December 31, 2004 and 2003 as it is uncertain if the above item would be utilized. The valuation increased by $ 110,822 as a result of increased net operating loss carry forwards and a change in the exchange rate.

At December 31, 2004, the Company had approximately unused Canadian net operating loss carry forwards of approximately $2,052,000 expiring between 2010 and 2011.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)

8. STOCKHOLDERS EQUITY

Series A Convertible Preferred Stock

On March 10, 2003 the Company amended its Articles of Incorporation and created Series A Convertible Preferred Stock ("Series A"), consisting of 75,000,000 shares, no par value.

Series A are convertible into the Company's common stock at a rate of one share of common for every two shares of Series A.

In the event a dividend is declared with respect to the Company's common stock prior to conversion of the Series A, upon such conversion, such dividend shall be paid with respect to the Shares of common stock into which the Series A were converted. Each share of Series A shall rank on parity with each other share of convertible preferred stock, which may be created, with respect to dividends.

Series B Convertible Preferred Stock

On April 28, 2004, the Company closed a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 10,725,000 shares of Series B Convertible Preferred Stock (the "Series B Shares"), no par value, at $0.80 per share. This offering also entitled each purchaser to receive one three-year Common Stock Purchase Warrant for each Series B Share of which the first 5,362,500 warrants may be exercised at a price per share of $1.50 and the remaining 5,362,500 warrants may be exercised at a price per share of $2.25. Pursuant to that private placement, the Company received a net of $7,618,000 after expenses of $962,000.

As a condition of the April 28, 2004 private placement, and in accordance with the terms of the Registration Rights Agreement entered into by the Company and the purchasers of the Series B Shares and the Series B-1 and Series B-2 Warrants, the Company filed a Registration Statement on Form SB-2 (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC") to register 22,650,000 shares of Common Stock comprised of: 1,200,000 shares held directly by certain selling stockholders, 10,725,000 shares issuable upon conversion of Series B Shares held directly by certain selling stockholders, and three years warrants exercisable at $1.50 for 5,362,500 shares to be issued upon the exercise of the Series B-1 Warrants and three years warrants exercisable at $2.25 for 5,362,500 shares to be issued upon the exercise of Series B-2 Warrants.

The Registration Statement was declared effective by the SEC on July 30, 2004 and amended by post-effective amendment on August 18, 2004.

During September and October 2004, 4,943,750 Series B Shares were converted into 4,943,750 shares of Common Stock. In addition, in September 2004, the Company repurchased 62,500 shares of the Series B Shares for $50,000, which as been reflected as Series B Preferred treasury stock in the stockholders' equity section of the balance sheet.

In the event of the liquidation, dissolution or winding up of the Company, the holders of the shares of the Series B Shares then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $.80 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other junior stock. At December 31, 2004, the liquidation preference amounted to $4,575,000.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)

8. STOCKHOLDERS EQUITY (Continued)

Common Stock

As a result of the April 24, 2003 Stock Exchange Agreement, the Company had 12,228,600 shares of its common stock outstanding.

On May 6, 2003, the Company granted to Mr. Lennox Gibbs, an original founder of the Company, 2,361,430 shares of the Company's Common Stock valued by the Company at $50,000 on the date of the grant.

On August 26, 2003, the Company entered into an agreement with Del Mar Consulting Group, Inc. ("Del Mar") for investor communications and public relations services for a term from August 26, 2003 to August 30, 2004. The Company, as a commencement bonus, issued to Del Mar 500,000 shares of its Common Stock and also issued 200,000 shares of its Common Stock for their continuous service. The Company valued the 700,000 shares at $1,225,000, the fair market value when issued. The Company reflected the $1,225,000 for this agreement as an expense. The Company agreed to register these shares in a registration statement which was filed with the SEC on July 31, 2004.

The Company engaged Ardent Advisors, LLC ("Ardent") to serve as a management and financial consultant in connection with the April 2004 private placement of the Series B Shares. The Company paid Ardent $300,000. In addition, on June 15, 2004, Ardent was issued 500,000 shares of the Company's Common Stock valued at $375,000, the fair market value of the shares at the time of issuance. The total cost of $675,000 was charged to stockholders' equity as a cost of the Series B Share offering.

On June 2, 2004, the Company completed its acquisition of its computer software from Dapasoft, Inc. by the issuance of 600,000 shares of the Company's Common Stock valued at $450,000.

During the fourth quarter of 2004, the Company issued 50,000 shares each to three officers of the Company in connection with their employment agreements. The Company recorded compensation expense of $150,000 in connection with these issuances.

Warrants

In connection with a consulting agreement with Ardent effective on July 29, 2004, the Company issued 250,000 warrants exercisable at $1.26 and 250,000 warrants exercisable at $2.26. All warrants expire on February 23, 2008. The warrants were valued at $333,487. Such amount was recorded as deferred compensation and is being amortized over the life of the consulting agreement. In 2004, stock based compensation amounted to $138,953.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


8. STOCKHOLDERS EQUITY (Continued)

Warrants (Continued)

A summary of the warrants outstanding at December 31, 2004 are as follows:

                                EXERCISE           EXPIRATION
               WARRANTS          PRICE                DATE
             ----------         --------        ----------------
                250,000          $1.26          February 23,2008
                250,000          $2.26          February 23,2008
              5,362,500          $1.50           April 28, 2007
              5,362,500          $2.25           April 28, 2007
             ----------
             11,225,000
             ==========

9. COMMITMENTS AND CONTINGENCIES

Litigation

The plaintiffs in a suit entitled John LePire and Ludger Limited, LLC vs. Aon Corporation, Aon Services Group, AON Risk Services of Texas, Inc., Swett & Crawford Group, Inc. and Does 1 through 100, Case No. 319379, July 30, 2004, pending in the Superior Court of California, County of Los Angeles, have added us and certain of our affiliates as "John Doe" defendants. We have not yet been served with process in this action and, based on our most recent information, neither have any of the substituted defendants. Amendments to the Complaint, dated March 14, 2005, purport to substitute us and "Rent Shield Corporation," "Rent Gard Corporation," "Rent Gard Services Corporation," "Strategy International Insurance Group," and Patrick Driscoll, an employee, for certain of the John Doe-named defendants. Although the plaintiffs seek unspecified damages for various alleged causes of action and injunctive relief, it is unclear at this time whether some or all of the claims are to be asserted against us or the other substituted defendants. There are also questions at this time as to the suitability of the service of process in this action. Accordingly, we are evaluating all legal remedies and protections available to us. Based on our preliminary review of the procedural and substantive aspects of this action, we do not believe that this litigation will have a material adverse effect on our operations. There is no other pending litigation or other material claims or actions that we are aware of.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


9. COMMITMENTS AND CONTINGENCIES (Continued)

Employment Agreements

On May 6, 2003, the Company entered into an employment agreement with Lennox Gibbs to act as chief operating officer of the Company. As part of the agreement, Mr. Gibbs was granted 2,361,430 shares of the Company's Common Stock valued at $50,000 on the date of the grant. This agreement was amended in October 2003 but the salary and employment provisions of the agreement were cancelled by mutual consent of the parties effective November 1, 2003.

In April 2003, the Company entered into employment agreements with three of its officers to provide services to the Company through December 31, 2008. The agreements defined their specific duties and provided compensation as well as provided for benefits and bonuses to be paid. On October 1, 2003, the April 2003 agreements were voided and new agreements were entered into. The new agreements modify the compensation and rights to be provided to each of the three officers. The amended agreements are all for a term commencing October 1, 2003 and terminating on October 31, 2008 and provide that each officer will receive an annual salary of $250,000.

Effective July 1, 2004, the Company amended two of the agreements increasing their base salaries to $500,000 annually.

LePage Products, Inc, Joint Venture

On February 19, 2004 the Company entered into a joint venture agreement with LePage Products Inc., a company whose chief operating officer, Clarence Chandran, was to become Chairman of the Board of the Company effective September 1, 2004.

On June 14, 2004, the Board of Directors of the Company accepted the resignation of Navin Chandaria as a member of the Board of Directors, in accordance with Mr. Chandaria's personal considerations. The Company's Board of Directors also accepted Clarence J. Chandran's withdrawal of consideration for the position of Chairman of the Board. In connection with the resignations of Navin Chandaria and Clarence Chandran, and by mutual agreement, the joint venture agreement with LePage Products Inc, and the Company was terminated, with all obligations of both parties cancelled.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)

9. COMMITMENTS AND CONTINGENCIES (Continued)

Leases

The Company leases office space in Toronto, Ontario under an operating lease expiring on December 31, 2008. The lease provided for the initial four months to be rent free and contains a stated escalation clause of the annual basic rent. In addition, the Company is required to pay its proportional share of operating costs and real estate taxes. A schedule of future minimum payments under this lease is as follows:

For the year ending December 31,

                         YEAR                 AMOUNT
                         ----                --------
                         2005                $ 52,019
                         2006                  68,025
                         2007                  84,031
                         2008                  92,034
                                             --------

                                             $296,109
                                             ========

As described above, the Company's lease provided for the initial four months of the lease to be rent free. In addition, the lease provided for escalating annual rentals. Generally accepted accounting principles require that the total rent expense to be incurred over the term of the lease be recognized on a straight-line basis. Deferred rent represents the excess of the straight-line expense over the payments made.

Rent expense amounted to $56,909 and $ 0 for 2004 and 2003, respectively.

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


10. QUARTERLY EARNINGS (UNAUDITED)

The following table presents selected unaudited quarterly operating results for the Company's eight quarters ended December 31, 2004 for continuing operations. The Company believes that all necessary adjustments have been made to present fairly there related quarterly results.

                                      FIRST          SECOND            THIRD          FOURTH
FISCAL 2004                          QUARTER         QUARTER          QUARTER         QUARTER            TOTAL
-----------                         ---------      -----------      -----------      ---------        ------------
Underwriting Insurance Premiums
  and Brokerage Fees                $      --      $ 2,683,687      $ 7,481,682      $ 6,157,068      $ 16,322,437

Gross profit                               --          134,185        4,174,084        2,209,302         6,517,571
Income (loss) from
  operations                         (750,839)      (2,593,637)       3,136,956          263,799            56,279

Net income (loss)                    (750,839)      (2,585,003)       3,170,722          (84,491)         (249,611)
Income (loss) per
  common share:
   Basic                            $   (0.05)     $     (0.15)     $      0.15      $        --      $      (0.01)
                                    =========      ===========      ===========      ===========      ============
   Diluted                          $   (0.05)     $     (0.15)     $      0.05      $        --      $      (0.01)
                                    =========      ===========      ===========      ===========      ============

FISCAL 2003
-----------

Underwriting Insurance Premiums
  and Brokerage Fees                $      --      $        --      $        --      $    58,492      $     58,492
Gross profit                               --               --               --           58,492            58,492
Loss from operations                  (20,000)         (52,000)      (1,210,242)        (968,745)       (2,250,987)
Net loss                              (20,000)         (52,000)      (1,210,242)        (968,745)       (2,250,987)
Loss per common share:
   Basic                            $      --      $        --      $     (0.08)     $     (0.08)     $      (0.16)
                                    =========      ===========      ===========      ===========      ============
   Diluted                          $      --      $        --      $     (0.08)     $     (0.08)     $      (0.16)
                                    =========      ===========      ===========      ===========      ============

                           RS GROUP OF COMPANIES, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

                                   (Continued)


11. SUBSEQUENT EVENT

Dashwood Acquisition

On March 1, 2004, the Company entered into a definitive agreement with the Board of Directors of Dashwood, Brewer & Phipps Ltd ("Dashwood"), Lloyd's Insurance Brokers, to purchase 49% of Dashwood's issued share capital. On September 22, 2004, the Company signed an Agreement for the Sale and Purchase of 49% of the issued share capital of Dashwood. The Dashwood purchase closed on January 7, 2005. In exchange for 393,447 Ordinary Shares of Dashwood owned, in various amounts, by certain Dashwood stockholders, the Company agreed to pay such stockholders their respective pro rata share of an aggregate amount of 1,475,426 pounds sterling (approximately $2,800,000). The acquisition of an interest in Dashwood effectively provides the Company a conduit to recapture brokerage expenses on placements of insurance related to its business operations, including its residential rental guarantee program. Under the terms of the Dashwood agreement, the Company has agreed to place insurance in the London and Lloyd's markets through Dashwood. The Dashwood purchase cost will be recouped through brokerage commissions earned by Dashwood from insurance placed by the Company through Dashwood. Through this equity position, the Company will effectively recover 49% of the brokerage expenses on business it expects to place through Dashwood.

                           RS GROUP OF COMPANIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                         MARCH 31, 2005 (UNAUDITED) AND
                          DECEMBER 31, 2004 (AUDITED)


                                                                     March 31,       December 31,
                                                                       2005              2004
                                                                   ------------      ------------
                                                                   (Unaudited)        (Audited)
                               ASSETS
Current Assets:
   Cash and cash equivalents                                       $    888,312      $  1,781,632
   Accounts receivable, net                                           5,506,024         5,782,518
   Prepaid expenses                                                      86,999            97,277
   Other current assets                                                  41,136            78,918
                                                                   ------------      ------------
        Total Current Assets                                          6,522,471         7,740,345
                                                                   ------------      ------------

Property and Equipment, net                                             823,058           756,111
                                                                   ------------      ------------

Intangible Assets, net (including goodwill of $1,000,000 at
  March 31, 2005 and December 31, 2004)                               5,131,164         5,244,866
                                                                   ------------      ------------

Other Assets:
    Deposits                                                             88,384            57,933
    Receivables from affiliated entities                                866,730         1,390,395
    Investment in related company                                     2,760,895                --
                                                                   ------------      ------------
        Total Other Assets                                            3,716,009         1,448,328
                                                                   ------------      ------------

        Total Assets                                               $ 16,192,702      $ 15,189,650
                                                                   ============      ============

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                           $  3,145,302      $  3,226,074
   Accrued officers' compensation                                       342,039           157,521
   Loans from stockholders                                              187,994           256,442
   Payable to affiliated entity                                       2,851,956                --
                                                                   ------------      ------------
        Total Current Liabilities                                     6,527,291         3,640,037
                                                                   ------------      ------------

Minority Interest                                                        28,296            28,146
                                                                   ------------      ------------

Stockholders' Equity
  Preferred Stock Series A Convertible, no par value;
    75,000,000 shares authorized; 60,000,000 shares issued and
    outstanding                                                          20,000            20,000
  Preferred Stock Series B Convertible, no par value;
    12,725,000 shares authorized; 5,781,250 shares issued and
     outstanding                                                      3,663,000         3,663,000
  Common stock, no par value
    100,000,000 shares authorized; 24,150,780 shares issued
      and outstanding, respectively                                  10,028,386        10,028,386
 Treasury stock; 62,500 shares at cost                                  (50,000)          (50,000)
 Deferred compensation                                                 (121,435)         (194,534)
 Currency translation adjustment                                        496,106           555,213
 Accumulated deficit                                                 (4,398,942)       (2,500,598)
                                                                   ------------      ------------
          Total Stockholders' Equity                                  9,637,115        11,521,467
                                                                   ------------      ------------

          Total Liabilities and Stockholders' Equity               $ 16,192,702      $ 15,189,650
                                                                   ============      ============

The accompanying notes are an integral part of these financial statements.

                           RS GROUP OF COMPANIES, INC.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
               THREE MONTHS ENDED MARCH 31, 2005 AND 2004


                                                                        March 31,
                                                                  2005               2004
                                                              ------------      ------------
Underwriting insurance premiums and brokerage fees            $  4,599,076      $         --

Underwriting costs and claims (includes costs to related
   party of $110,150 and $0, respectively)                       4,279,703                --
                                                              ------------      ------------

Gross profit                                                       319,373                --
                                                              ------------      ------------

Costs and expenses:
  Executive officers compensation                                  316,345           239,500
  General and administrative expenses                            1,076,382           247,598
  Consulting expenses                                              341,252           117,835
  Travel and promotion expenses                                    148,111           142,009
  Amortization expense                                             113,702                --
  Depreciation expense                                              43,800             3,897
                                                              ------------      ------------
     Total costs and expenses                                    2,039,592           750,839
                                                              ------------      ------------

Loss from operations                                            (1,720,219)         (750,839)

Equity in loss from investment in related company                  (40,100)               --

(Income) related to minority interest                                 (150)               --

(Loss) on foreign currency transactions                           (137,875)               --
                                                              ------------      ------------

Net loss                                                        (1,898,344)         (750,839)

Other comprehensive loss - foreign translation adjustment          (59,107)               --
                                                              ------------      ------------

Comprehensive loss                                            $ (1,957,451)     $   (750,839)
                                                              ============      ============

Basic and diluted loss per share                              $      (0.08)     $      (0.05)
                                                              ============      ============

Basic and diluted weighted average common shares
   outstanding                                                  24,150,780        15,290,030
                                                              ============      ============

The accompanying notes are an integral part of these financial statements.

                           RS GROUP OF COMPANIES, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                                                     March 31,
                                                                2005             2004
                                                            -----------      -----------
Cash Flows from Operating Activities:
  Net loss                                                  $(1,898,344)     $  (750,839)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Amortization                                              113,702               --
      Depreciation                                               43,800            3,897
      Minority interest in subsidiary                               150               --
      Equity in loss from investment in related company          40,100               --
      Deferred compensation                                      73,099               --
      Changes in operating assets and liabilities:
        Accounts receivable                                     276,494           58,492
        Prepaid expenses                                         10,278          (14,647)
        Other current assets                                     37,782          (16,349)
        Receivables from affiliated entities                    523,665          (85,104)
        Deposits                                                (30,451)              --
        Accounts payable and accrued expenses                   (80,772)         245,310
        Payables to affiliated entity                            50,961               --
        Accrued officers' compensation                          184,518               --
                                                            -----------      -----------
          Net cash used in operating activities                (655,018)        (559,240)
                                                            -----------      -----------

Cash Flows from Investing Activities:
    Investment in related company                            (2,800,995)              --
    Acquisitions of property and equipment                     (110,747)         (88,180)
                                                            -----------      -----------
          Net cash used in investing activities              (2,911,742)         (88,180)
                                                            -----------      -----------

Cash Flows from Financing Activities:
    Proceeds from loan from affiliated entity                 2,800,995               --
    (Repayments) of loans from stockholders                     (68,448)              --
    Proceeds from loans from stockholders                            --          654,782
                                                            -----------      -----------
          Net cash provided by financing activities           2,732,547          654,782
                                                            -----------      -----------

Effect of Foreign Currency Translation                          (59,107)              --
                                                            -----------      -----------

Net (Decrease) Increase in Cash and Cash Equivalents           (893,320)           7,362

Cash and Cash Equivalents, beginning of period                1,781,632           15,073
                                                            -----------      -----------

Cash and Cash Equivalents, end of period                    $   888,312      $    22,435
                                                            ===========      ===========


Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                                                $        --      $        --
                                                            ===========      ===========
    Income taxes                                            $        --      $        --
                                                            ===========      ===========

The accompanying notes are an integral part of these financial statements.

                           RS GROUP OF COMPANIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             March 31, 2005 and 2004

1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company
-----------

RS Group of Companies, Inc. (the `Company') is a holding company for an integrated group of insurance and finance-related businesses and affinity program managers. The Company has developed and is implementing a strategy to design, structure and sell a broad series of pass-through risk, specialty insurance backed and reinsurance platform products throughout North America.

The Company intends to continue its efforts to develop the practice of introducing financial guarantee programs in other areas, including construction and real estate development, offering future value guarantee insurance, and providing mortgage insurance for the residential market. The Company is currently engaged in discussions and contract negotiations with other insurance and reinsurance companies relating to possible strategic marketing partnerships and enhanced insurance backed product offerings. The Company was formerly known as `Rent Shield Corp.' and changed its name to `RS Group of Companies, Inc.' on April 23, 2004.

On January 7, 2005, the acquisition of Dashwood, Brewer & Phipps Ltd. (Dashwood) was completed. The Company purchased 49% of the issued share capital of Dashwood for 1,475,426 pounds sterling ($2,800,995). This acquisition effectively provides the Company a conduit to recapture brokerage expenses on placements of insurance related to its business operations, including its residential rental guarantee program. Under the terms of the Dashwood agreement, the Company has agreed to place insurance in the London and Lloyd's markets through Dashwood. The Dashwood purchase cost will be recouped through brokerage commissions earned by Dashwood from insurance placed by the Company through Dashwood. Through this equity position, the Company will effectively recover 49% of the brokerage expenses on business it expects to place through Dashwood.

The investment in Dashwood is carried at equity, adjusted for the Company's proportionate share of Dashwood's undistributed earnings or losses. Dashwood's undistributed loss for the three months ended March 31, 2005 is reflected on the statement of operations.

                           RS GROUP OF COMPANIES, INC.

                             March 31, 2005 and 2004

1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company (Continued)
-----------------------

The unaudited summarized statement of operations for the three months ended March 31, 2005 is as follows:

     Net sales                $  1,622,528
                              ------------
     Operating expenses         (1,754,669)
                              ------------
     Other income (expenses)        50,574
                              ------------

     Net loss                 $    (81,837)
                              ------------

The statements of operations for the three months ended March 31, 2005 and 2004 are not necessarily indicative of the results for the full year.

Significant Accounting Policies
-------------------------------

Interim Presentation
--------------------

The December 31, 2004 balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles. In the opinion of management, the accompanying unaudited financial statements contain all normal and recurring adjustments necessary to present fairly the financial position of the Company as of March 31, 2005, its results of operations for the three months ended March 31, 2005 and 2004 and its cash flows for the three months ended March 31, 2005 and 2004.

The statements of operations for the three months ended March 31, 2005 and 2004 are not necessarily indicative of the results for the full year.

While the Company believes that the disclosures presented are adequate to make the information not misleading, these financial statements should be read in conjunction with the financial statements and accompanying notes included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

Principles of Consolidation and Basis of Presentation
-----------------------------------------------------

The accompanying financial statements consolidate the accounts of the Company and its wholly-owned and minority-controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition
-------------------

The Company generates its revenues from brokerage fees, commissions, underwriting insurance premiums and from investment income. These revenues are earned through the marketing and distribution of credit insurance and related products.

Commission revenues are recognized at the latter of the billing or the effective date of the related insurance policies. Commission revenues related to installment premiums are recognized periodically as billed. Contingent commissions and commissions on premiums directly billed by insurance companies are recognized as revenue when the data necessary to reasonably determine such amounts has been obtained by the Company. A contingent commission is a commission paid by an insurance company that is based on the overall profit and/or volume of the business placed with that insurance company.

Fee revenues generated from the Brokerage segment primarily relate to fees negotiated in lieu of commissions, which are recognized in the same manner as commission revenues.

Brokerage expense represents commissions paid to sub-brokers related to the placement of certain business by the Company. This expense is recognized in the same manner as commission revenues.

                           RS GROUP OF COMPANIES, INC.

                             March 31, 2005 and 2004

1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies (Continued)
-------------------------------------------

Underwriting insurance premiums will be recognized as written up on inception of the policy. For multi-year policies written which are payable in annual installments, due to the ability of the insured/reinsured to commute or cancel coverage within the term of the policy, only the annual revenues from underwriting insurance premiums will be included as written at policy inception. The remaining annual revenues from underwriting insurance premiums will be included as written at each successive anniversary date within the multi-year term.

Revenues from underwriting insurance premiums written will be primarily earned on a daily pro-rata basis over the terms of the policies to which they relate. Accordingly, unearned revenues will represent the portion of underwriting insurance premiums written which is applicable to the unexpired portion of the policies in force.

The information used in establishing these estimates is reviewed and subsequent adjustments are recorded in the period in which they are determined. These revenues from underwriting insurance premiums are earned over the terms of the related reinsurance contracts.

Translation of Foreign Currencies
---------------------------------

Assets and liabilities of foreign operations, where the functional currency is the local currency, are translated into U.S. dollars at the period-end exchange rate. The related translation adjustments are recorded as cumulative translation adjustments, a separate component of stockholders' equity. Revenues and expenses are translated using average exchange rates prevailing during the period. Foreign currency transaction gains and losses as well as translation adjustments for assets and liabilities of foreign operations where the functional currency is the dollar, are included in income.

Comprehensive Income
--------------------

The Company reports components of comprehensive income under the requirements of Statement of Financial Accounting Standards No. 130, (SFAS 130) `Reporting Comprehensive Income.' This statement establishes rules for the reporting of comprehensive income and its components which require that certain items be presented as separate components of stockholders' equity. For the periods presented, the Company's comprehensive gain consisted solely of foreign currency translation adjustments.

Earnings (Loss) Per Share
-------------------------

The Company computes earnings or loss per share in accordance with Statement of Financial Accounting Standards No. 128, `Earnings Per Share' (SFAS 128). Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if securities or other agreements to issue common stock were exercised or converted into common stock, only in the periods in which the effect is dilutive. The following securities have been excluded from the calculation of net loss per share, as their effect would be antidilutive.

                                              2005                       2004
                                           ----------                ----------

         Convertible preferred stock       35,781,250                30,000,000
         Warrants                          11,225,000                        --

                           RS GROUP OF COMPANIES, INC.

                             March 31, 2005 and 2004

1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets and Goodwill
------------------------------

Intangible assets, consisting of licensing agreements, proprietary know-how, patents and logos are amortized to operations under the straight-line method over their estimated useful lives or statutory lives, whichever is shorter. All intangible assets, except for goodwill, are being amortized over a period of ten years.

The Company accounts for goodwill in accordance with Statement of Financial Accounting Standards No. 142, `Goodwill and Other Intangible Assets' (SFAS 142), which addresses the financial accounting and reporting standards for goodwill and other intangible assets subsequent to their acquisition. This accounting standard requires that goodwill no longer be amortized, and instead, be tested for impairment on a periodic basis.

Stock-Based Compensation
------------------------

The Company has elected to follow Accounting Principles Board Opinion No. 25, (APB 25) `Accounting for Stock Issued to Employees' in accounting for options and warrants granted to its employees. Under APB 25, when the exercise price of the Company's options or warrants equals or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized. No options or warrants have been granted to employees through March 31, 2005.

Stock options and warrants granted to non-employees are recorded at their fair value, as determined in accordance with Financial Accounting Standards Board Statement No. 123, (SFAS 123) `Accounting for Stock Based Compensation' and Emerging Issues Task Force Consensus No. 96-18, and recognized over the related service period.

In December 2004, the FASB issued SFAS No. 123 (revised) `Share-Based Payment.' This statement eliminates the alternative to account for share-based compensation transactions using APB Opinion No. 25 and will require that compensation expense be measured based on the grant-date fair value of the award and recognized over the requisite service period for awards that vest. The Statement is effective as of the beginning of the first interim or annual reporting period beginning after December 15, 2005. The Company does not expect the adoption of this Statement to have a material impact on its financial statements.

2. SALES CONCENTRATIONS

All underwriting insurance premiums and brokerage commissions were earned in Canada.

In 2005, all revenue was earned from insurance underwriting premiums. Approximately 95% of the underwriting insurance premiums were generated under the Coverholder agreement with Lloyd's of London. Under the terms, the agreement can be cancelled or terminated under a variety of circumstances (as described) including cancellation without prejudice by Lloyd's with sixty days notice. Although management believes that it is highly unlikely that the agreement will be cancelled or terminated, such cancellation or termination could negatively affect the Company's financial position and results of operations.

There was no sales revenue in 2004.

3. ACCOUNTS RECEIVABLE

The Company did not provide an allowance for doubtful accounts as management believed all accounts receivable as of March 31, 2005 and December 31, 2004 were fully collectible. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change.

At March 31, 2005, accounts receivable consisted of approximately $2,875,000 of brokerage fees and $2,631,000 of insurance underwriting premiums. At December

                           RS GROUP OF COMPANIES, INC.

                             March 31, 2005 and 2004

3. ACCOUNTS RECEIVABLE (Continued)

31, 2004, accounts receivable consisted of approximately $2,900,000 of brokerage fees and $2,878,000 of insurance underwriting premiums.

At March 31, 2005 and December 31, 2004, one customer accounted for approximately 52% and 50% of the Company's accounts receivable, respectively.

4.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                      March 31,       December 31,
                                        2005              2004
                                    ------------      ------------
                                    (Unaudited)        (Audited)

Furniture and fixtures                $142,004          $119,800
Computer equipment                     112,909            49,233
Computer software                      628,297           627,005
Vehicle                                 59,160            59,160
Leasehold improvements                  24,903             1,328
                                      --------          --------
                                       967,273           856,526
Less: Accumulated depreciation
        and amortization               144,215           100,415
                                      --------          --------
                                      $823,058          $756,111
                                      ========          ========

Depreciation expense amounted to $43,800 and $3,897 for the three months ended March 31, 2005 and 2004, respectively.

                           RS GROUP OF COMPANIES, INC.

                             March 31, 2005 and 2004


5.  INTANGIBLE ASSETS

Intangible assets consisted of the following:


                                      March 31,       December 31,
                                        2005              2004
                                    ------------      ------------
                                    (Unaudited)        (Audited)

Licenses agreements, proprietary
  know-how, etc.                    $4,548,071        $4,548,071
Less: Accumulated amortization        (416,907)         (303,205)
                                    ----------        ----------
                                     4,131,164         4,244,866

Goodwill                             1,000,000         1,000,000
                                    ----------        ----------
                                    $5,131,164        $5,244,866
                                    ==========        ==========


Amortization expense amounted to $113,702 and $0 for the three months ended March 31, 2005 and 2004, respectively.

Annual amortization expense is estimated to be $454,807 for each of the fiscal years 2005 through 2009 and $1,970,831 thereafter.

6.  RELATED PARTY TRANSACTIONS

During the periods ended March 31, 2005 and December 31, 2004, the Company made cash advances to, received cash advances from and charged related entities for occupancy and expense sharing arrangements. In addition, the Company incurred underwriting costs and claims from a related party of $110,150 and $0 for the three months ended March 31, 2005 and 2004, respectively. At March 31, 2005 the Company was owed $866,730 by certain entities and owed $2,851,956 to another entity. At December 31, 2004, such entities owed the Company $1,390,395.

Loans from stockholders represent net advances made by two of its stockholder/officers. The advances do not bear interest and are due on demand. At March 31, 2005 and December 31, 2004, the Company owed these stockholder/officers $187,994 and $256,442, respectively.

7. STOCKHOLDERS EQUITY

Series A Convertible Preferred Stock (Series A Shares)
------------------------------------------------------

Series A Shares are convertible into the Company's common stock at a rate of one share of common for every two shares of Series A.

In the event a dividend is declared with respect to the Company's common stock prior to conversion of the Series A Shares, upon such conversion, such dividend shall be paid with respect to the shares of common stock into which the Series A Shares were converted. Each share of Series A Shares shall rank on parity with each other share of convertible preferred stock, which may be created, with respect to dividends.

Series B Convertible Preferred Stock (Series B Shares)
------------------------------------------------------

On April 28, 2004, the Company closed a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 10,725,000 shares of Series B no par value, at $0.80 per share. The Series B Shares are convertible into the Company's common stock at a rate of one share of common stock for every one share of Series B. This offering also entitled each purchaser to receive one three-year Common Stock Purchase Warrant for each Series B Share of which the first 5,362,500 warrants may be exercised at a price per share of $1.50 and the remaining 5,362,500 warrants may be exercised at a price per share of $2.25.

                           RS GROUP OF COMPANIES, INC.

                             March 31, 2005 and 2004

7. STOCKHOLDERS EQUITY

Series B Convertible Preferred Stock (Series B Shares) (Continued)
------------------------------------------------------------------

During September and October 2004, 4,943,750 Series B Shares were converted into 4,943,750 shares of Common Stock. In addition, in September 2004, the Company repurchased 62,500 shares of the Series B Shares for $50,000, which as been reflected as Series B Preferred treasury stock in the stockholders' equity section of the balance sheet.

In the event of the liquidation, dissolution or winding up of the Company, the holders of the shares of the Series B Shares then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $.80 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other junior stock. At March 31, 2005, the liquidation preference amounted to $4,575,000.

Warrants

In connection with a consulting agreement with Ardent Advisors, LLC effective on July 29, 2004, the Company issued 250,000 warrants exercisable at $1.26 and 250,000 warrants exercisable at $2.26. All warrants expire on February 23, 2008. The warrants were valued at $333,487. Such amount was recorded as deferred compensation and is being amortized over the life of the consulting agreement. At March 31, 2005 and March 31, 2004, stock based compensation amounted to $73,099 and $0 respectively.

A summary of the warrants outstanding at March 31, 2005 are as follows:

                        Exercise             Expiration
Warrants                 Price                 Date
--------                --------        -----------------
   250,000                $1.26         February 23, 2008
   250,000                $2.26         February 23, 2008
 5,362,500                $1.50           April 28, 2007
 5,362,500                $2.25           April 28,2007
----------
11,225,000
==========

8.  CONTINGENCY

Litigation

The plaintiffs in a suit entitled John LePire and Ludger Limited, LLC vs. Aon Corporation, Aon Services Group, AON Risk Services of Texas, Inc., Swett & Crawford Group, Inc. and Does 1 through 100, Case No. 319379, July 30, 2004, pending in the Superior Court of California, County of Los Angeles, have added us and certain of our affiliates as 'John Doe' defendants. We have not yet been served with process in this action and, based on our most recent information, neither have any of the substituted defendants. Amendments to the Complaint, dated March 14, 2005, purport to substitute us and 'Rent Shield Corporation,' `Rent Gard Corporation,' 'Rent Gard Services Corporation,' 'Strategy

                           RS GROUP OF COMPANIES, INC.

                             March 31, 2005 and 2004

8.  CONTINGENCY (Continued)

Litigation (Continued)

International Insurance Group,' and Patrick Driscoll, an employee, for certain of the John Doe-named defendants. Although the plaintiffs seek unspecified damages for various alleged causes of action and injunctive relief, it is unclear at this time whether some or all of the claims are to be asserted against us or the other substituted defendants. There are also questions at this time as to the suitability of the service of process in this action. Accordingly, we are evaluating all legal remedies and protections available to us. Based on our preliminary review of the procedural and substantive aspects of this action, we do not believe that this litigation will have a material adverse effect on our operations. There is no other pending litigation or other material claims or actions that we are aware of.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As provided under Florida law, RS Group of Companies, Inc.'s (the "Company") directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, unless the breach of or failure to perform those duties constitutes:

         o a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful;

         o a transaction from which the director received an improper personal benefit;

         o    an unlawful corporate distribution;

         o an act or omission which involves a conscious disregard for the best interests of the Corporation or which involves willful misconduct; or

         o an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         Article X of the Company's Articles of Incorporation states that, to the fullest extent permitted by law, no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

        Securities and Exchange Commission registration fee............ $ 3,550
        Accounting fees and expenses................................... $15,000
        Legal fees and expenses........................................ $50,000
        Printing and engraving costs................................... $ 5,000
        Blue Sky qualification fees and expenses....................... $   500
        Transfer agent and registrar fees and expenses................. $   500
        Miscellaneous expenses (EDGAR fees, etc.)...................... $ 1,000
        Total.......................................................... $75,050

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

         Since our inception on February 24, 2003, we have issued and sold unregistered securities in the transactions described below. We believe that all such sales were made by our executive officers in private, negotiated transactions without any advertising, public announcements or general solicitation. The purchasers of the shares represented themselves in writing to be, and the company believes them to be, members of one or more of the following classes:

                  a. Officers, directors, promoters or control persons of the issuer; or

                  b. Individuals or entities who are accredited investors as defined in Rule 501 of Regulation D under the Securities Act of 1933; or

                  c. Individuals who:

                  o   Are knowledgeable and sophisticated in investment matters:

                  o Are able to assess the risks of an investment such as in our securities;

                  o Are financially able to bear the risk of a loss of their entire investment; and

                  o Have access to pertinent information regarding the issuer and its operations.

         The securities are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule
144. Certificates representing the securities bear a legend to that effect. Except for the Preferred shares, these shares are included in this registration statement.

         (1) The Company (originally named "E-Hobby Network, Inc." and changed to "Rent Shield Corp." on April 8, 2003), a public company with securities traded on the "pink sheets," acquired Rent Gard, a privately held Florida corporation, through an exchange of shares that took place on February 24, 2003. On that date, the Company and Rent Gard finalized an Agreement for the Exchange of Common Stock to effect a nonpublic transaction whereby Rent Gard became a wholly-owned subsidiary of the Company (such transaction is hereinafter referred to as the "Share Exchange.").

         In connection with the Share Exchange, the Company undertook a 3-1 forward split, bringing the majority shareholder's ownership of the Company's Common Stock from 20,000,000 to 60,000,000 shares. The record date for the stock split was April 22, 2003 with a payment date of April 29, 2003. The balance of the Company's Common Stock shareholders held 2,076,200 shares, which after the three-for-one split amounted to 6,228,600 shares. In connection with the share exchange, the majority shareholder of the Company agreed to cancel 54,000,000 of 60,000,000 shares of her post-split Common Stock and resign as an officer and director of the Company. As a result, at April 24, 2003 the Company had 12,228,600 issued and outstanding Common Stock shares.

         The Company issued 60,000,000 shares of voting Series A Convertible Preferred Stock ("Series A Preferred") to the shareholders of Rent Gard, in exchange for all of the issued and outstanding stock of Rent Gard. Accordingly, after the Share Exchange the following Rent Gard shareholders held 60,000,000 Series A Preferred Shares in the amounts indicated:

        Canadian Intermediaries Limited..............................  7,200,000
        Hugh Forrest.................................................  4,800,000
        Tapawingo, LP................................................  1,600,000
        Josie Boujos.................................................  1,600,000
        Sandhurst Holdings, Inc......................................  1,600,000
        Judith Hamilton.............................................. 21,000,000
        Anna Sordi................................................... 15,000,000
        Leonard Napper...............................................  1,200,000
        Nicola Napper................................................  1,200,000
        Charles Naper................................................  4,800,000

         The Share Exchange was effected as a nonpublic offering in reliance upon the exemption from registration under Section 5 of the Securities Act of 1933, as amended (the "Act"), for nonpublic offerings, under Section 4(2) of the Act. The availability of this exemption was based upon several factors. The Rent Gard offerees/ purchasers were a limited group of investors, sophisticated (all were, either personally or through their representative(s), knowledgeable in and experienced with securities transactions), and we believe that all were "accredited investors" as such term is defined in Rule 501 of Regulation D. Further, the offerees and purchasers have ample access to information about the Company and Rent Gard. The Company's Florida counsel has advised us that the shareholders of the Company were informed about the Share Exchange and the Company followed the appropriate provisions of the Florida Business Corporation Act. The purchasers were intent upon maintaining their investment in the Company and the shares that were issued were restricted from resale, subject to a subsequent effective registration of their Common Stock or the availability of an exemption from registration. In addition, the manner in which the offering was conducted completely avoided any general solicitation or advertisement.

         (2) On August 26, 2003, the Company entered into an agreement with The Del Mar Consulting Group, Inc. ("Del Mar"), 2455 El Amigo Road, Del Mar, CA 92014, calling for Del Mar to provide the Company with investor communications and public relations services for a term from August 26, 2003 to August 30, 2004. The agreement also provides terms of compensation if Del Mar assists in providing certain new capital investment opportunities, merger or acquisition or strategic or business partnering opportunities to the Company. As consideration for such services, the Company, as a commencement bonus, issued to Del Mar 500,000 shares of its Common Stock and also issued 200,000 shares of its Common Stock for their continuous service. The Company valued the 700,000 shares of Common Stock at $1,225,000, their estimated fair market value when issued. The Company reflected the $1,225,000 for this agreement as an expense. The Company agreed to register these shares in a registration statement which was filed with the SEC on July 31, 2004.

          (3) On June 2, 2004, the Company entered into a software development contract with Dapasoft, Inc., 7100 Woodbine Ave., Suite 215, Markham, Ontario L3R 5J2, Canada. Dapasoft was compensated for its services by the issuance of 600,000 shares of the Company's Common Stock, no par value.

         (4) The Company engaged Ardent Advisors, LLC, 1637 Oakwood Drive, Narberth, PA 19072, to serve as a management and financial consultant to the Company. No written contract was entered into by the Company and Ardent Advisors, LLC. In addition, on June 15, 2004, Ardent was issued 500,000 shares of the Company's Common Stock valued at $375,000, the fair market value of the shares at the time of issuance. The total cost of $675,000 was charged to stockholders' equity as a cost of the Series B Share offering.

          (5) On April 28, 2004, the Company sold 10,725,000 shares of Series B Convertible Preferred Stock and three-year Common Stock Purchase Warrants (comprised of Series B-1 Warrants, which can, in the aggregate, be exercised for the purchase of 5,362,500 shares of our Common Stock with an exercise price of $1.50 per share and Series B-2 Warrants which can, in the aggregate, be exercised for the purchase of 5,362,500 shares of our Common Stock with an exercise price of $2.25 per share.) The Company received gross proceeds of $8,580,000 as a result of the Series B Private Placement and net proceeds of $7,953,000 (after deducting finders' fees and transaction costs). The Company relied on the private placement exemption under Rule 506 of Regulation D under the Securities Act, as all sales were made exclusively to accredited individual and institutional investors, and Section 517.061 Florida Statutes. Some Series B Preferred shares and warrants were offered by our officers and directors, none of whom received a commission for such sales. The Company compensated (i) Ardent Advisors, LLC, a consultant, for both consulting services and acting as a "finder", in the amount of $300,000 and the issuance of 500,000 shares of Common Stock, and (ii) Halpern Capital, Inc., a registered broker/ dealer, for its placement services in the amount of 287,000.

ITEM 27.   EXHIBITS

         Exhibits are provided herewith, unless noted as incorporated by reference to a previous SEC filing.


EXHIBIT NO.   DESCRIPTION
---------     ------------------------------------------------------------------
      3.1     Articles of Incorporation, as amended(1)
      3.3     Florida Certificate of Designation, as amended(1)
      4.1     Specimen certificate for shares of Common Stock of the Company(1)
      4.2     Specimen certificate for shares of Series B Preferred Stock of the
              Company(1)
      4.3     Registration Rights Agreement dated April 28, 2004(1)
      5       Opinion of Sandro Sordi, Esq. regarding legality of securities sold. (General Counsel)
      10.1    Series B Convertible Preferred Stock Purchase Agreement dated as of April 28, 2004(1)
      10.2    Form of Common Stock Purchase Warrant Certificates (B-1 and
              B-2)(1)
      13.1    Annual Report for Fiscal Year Ended December 31, 2004 on Form
              10-KSB(2)
      13.2    Quarterly Report for the Period Ended March 31, 2005(3)
      17      Letter of Departure/ Resignation of Navin Chandaria(1)
      20.1    Amended and Restated By-laws of the Company(4)
      20.2    Lease for 200 Yorkland Blvd, Suite 200(4)
      20.3    Consulting Agreement with The Del Mar Consulting Group, Inc.(1)
      20.4    Share Purchase Agreement dated November 18, 2003 between Rent
              Shield Canada Limited and Stephen Stonhill and the Company and
              terminating Release(1)
      20.5    Letters of Intent in respect of Shareholding and Brokerage with
              Dashwood, Brewer & Phipps Ltd.(4)
      20.6    Insurance Services Agreement between Shield Financial Services
              (Canada) Inc. and Value Guaranteed Vacations Inc.(4)
      20.7    Exclusive Brokerage Agreement with Shield Financial Services
              (Canada) Inc.(4)
      20.8    Employment Agreement and Amendment for John Hamilton(4)
      20.9    Employment Agreement and Amendment for Stephen Stonhill(4)
      20.10   Employment Agreement and Amendment for Sandro Sordi(4)
      20.11   Employment Agreement and Amendment for David Sanderson(4)
      20.12   Employment Agreement and Amendment for Ed Kruk(4)
      20.13   Employment Agreement and Amendment for Kenneth Min(4)
      20.14   Letter of Intent dated May 25, 2005 between RS Group and
              Strategy International Insurance Group, Inc.
      21      Subsidiaries of the Registrant(1)
      23.1    Consent of Independent Auditors
      23.2    Consent of Sandro Sordi, Esq. (contained in Exhibit 5)
      24      Power of Attorney(5)


(1) Incorporated by reference to Amendment No. 1 to our Registration Statement on Form SB-2 filed on July 21, 2004 (File No. 333-115433).

(2) Incorporated by reference to SEC Form 10-KSB filed by the Company on April 18, 2005.

(3) Incorporated by reference to SEC Form 10-QSB filed by the Company on November 18, 2004.

(4) Incorporated by reference to exhibit to SEC Form 10-KSB filed by the Company on April 18, 2005.

(5) Incorporated by reference to "Signature Page" of this Registration Statement (page II-6).

ITEM 28.   UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes to:

             (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any Prospectus required by section 10(a)(3) of the
             Securities Act:

                (ii) Reflect in the Prospectus any facts or events which,
             individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) Include any additional or changed material information on the plan of distribution.

             (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada on the 8th of July, 2005.



 RS GROUP OF COMPANIES, INC.



                                By: /s/ JOHN HAMILTON
                                    --------------------------------------------
                                        John Hamilton
                                        Chief Executive Officer
                                Chairman of the Board of Directors, and Director


June 7, 2005


         In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated:

         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----


/s/ JOHN HAMILTON                  Chief Executive Officer,        July 8, 2005
-------------------------------     Chairman of the Board
    John Hamilton                   of Directors, and Director



/s/ GAVIN LANGE                    Director                        July 8, 2005
-------------------------------
    Gavin Lange


/s/ KENNETH MIN                    President                       July 8, 2005
-------------------------------
    Kenneth Min


/s/ CHARLES NAPPER                 Director                        July 8, 2005
-------------------------------
    Charles Napper


/s/ DAVID SANDERSON                Chief Financial Officer        July 8,  2005
-------------------------------
    David Sanderson


/s/ SANDRO SORDI                   Secretary, General Counsel     July 8,  2005
-------------------------------     & Director
    Sandra Sordi


/s/ STEPHEN STONHILL               Director                       July 8,  2005
-------------------------------
    Stephen Stonhill

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of RS Group of Companies, Inc., do hereby constitute and appoint, John Hamilton and Sandro Sordi, or either of them, our true and lawful attorneys and agents, to sign a registration statement on Form SB-2 to be filed with the Securities and Exchange Commission
(SEC) and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC, in connection with the aforesaid registration statement on Form SB-2, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including any post-effective amendment(s)) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act this registration statement was signed by the following persons in the capacities and on the date(s) stated:

         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----

/s/ JOHN HAMILTON                   Chief Executive Officer,       July 8,  2005
-------------------------------      Chairman of the Board
    John Hamilton                    of Directors, and Director


/s/ GAVIN LANGE                     Director                       July 8,  2005
-------------------------------
    Gavin Lange


/s/ KENNETH MIN                     President                      July 8,  2005
-------------------------------
    Kenneth Min


/s/ CHARLES NAPPER                  Director                       July 8,  2005
-------------------------------
    Charles Napper


/s/ DAVID SANDERSON                 Chief Financial Officer        July 8,  2005
-------------------------------
    David Sanderson


/s/ SANDRO SORDI                    Secretary, General Counsel     July 8,  2005
-------------------------------      & Director
    Sandra Sordi


/s/ STEPHEN STONHILL                Director                       July 8,  2005
-------------------------------
    Stephen Stonhill